UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Memory Pharmaceuticals Corp.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Memory Pharmaceuticals Corp. 100 Philips Parkway Montvale, New Jersey 07645 Phone: (201) 802-7100 Fax: (201) 802-7190 www.memorypharma.com

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Memory Pharmaceuticals Corp., which will be held at the Park Ridge Marriott, located at 300 Brae Boulevard, Park Ridge, New Jersey 07656, commencing at 9:00 a.m., local time, on Thursday, July 19, 2007.

The following pages contain the formal notice of the 2007 Annual Meeting and the related Proxy Statement. The Memory Pharmaceuticals’ Annual Report for the fiscal year ended December 31, 2007 is enclosed with this proxy material. The Annual Report is not to be regarded as proxy solicitation material.

Matters to be considered and voted on at the 2007 Annual Meeting are set forth in the Proxy Statement. You are encouraged to carefully review the Proxy Statement and attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. If you cannot attend the Annual Meeting in person, please be sure to sign, date and return the enclosed proxy card in the accompanying reply envelope or to follow the instructions on your proxy card or voting instruction card for voting over the Internet or by telephone so that your shares will be represented at the Annual Meeting. If you attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person at the Annual Meeting.

We look forward to meeting you on July 19, 2007 and discussing with you the business of our company.

Sincerely,

Jonathan Fleming

Chairman

James R. Sulat

President and Chief Executive Officer

June 13, 2007

MEMORY PHARMACEUTICALS CORP.

100 Philips Parkway,

Montvale, New Jersey 07645

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	9:00 a.m., local time, on July 19, 2007

Place:	Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey 07656

Items of Business:	(1) To elect two Class III directors for a term expiring on the date of our 2010 Annual Meeting of Stockholders, or at such time as their successors have been duly elected and qualified.

(2) To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of shares of common stock reserved for issuance thereunder by 75,000,000 shares.

(3) To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

(4) To consider such other business as may properly come before the 2007 Annual Meeting of Stockholders (the “2007 Annual Meeting”).

Adjournments and Postponements:

Any action on the items of business described above may be considered at the 2007 Annual Meeting at the time and on the date specified above or at any time and date to which the 2007 Annual Meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote only if you were a stockholder of Memory Pharmaceuticals as of the close of business on May 30, 2007.

Meeting Admission:

You are entitled to attend the 2007 Annual Meeting only if you were a Memory Pharmaceuticals stockholder as of the close of business on the record date or hold a valid proxy for the 2007 Annual Meeting. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement dated prior to May 30, 2007, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If, upon request, you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the 2007 Annual Meeting.

Voting:

Your vote is very important. Whether or not you plan to attend the 2007 Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy card or voting instructions as soon as possible. You may submit your proxy card or voting instructions by completing, signing, dating and returning your proxy card or voting instruction card in the pre-addressed envelope provided, or by following the instructions on your proxy card or voting instruction card for voting over the Internet or by telephone. For specific instructions on how to vote, please refer to the “Questions and Answers” section beginning on page 1 of the Proxy Statement.

By the Order of the Board of Directors,

Jzaneen Lalani

Corporate Secretary

June 13, 2007

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE 2007 ANNUAL MEETING OF STOCKHOLDERS	1

PROPOSAL ONE: ELECTION OF DIRECTORS	6

Our Board of Directors	6

Nominees Standing for Election for a Term Expiring in 2010—Class III Directors	6

Directors Whose Terms Expire in 2008—Class I Directors	7

Directors Whose Terms Expire in 2009—Class II Directors	7

Director Independence	8

Attendance at Board and Committee Meetings	8

Committees of the Board of Directors	8

Director Qualifications and Director Nomination Process	10

Stockholder Communication with the Board of Directors	11

Compensation of Directors	11

Director Compensation for the Year Ended December 31, 2006	12

Standard Board Fees and Option Grants	13

AUDIT COMMITTEE REPORT	14

INFORMATION CONCERNING EXECUTIVE OFFICERS	15

Compensation Discussion and Analysis	15

Compensation Committee Report	19

EXECUTIVE COMPENSATION	20

2006 Summary Compensation Table	20

Grants of Plan-Based Awards for the Year Ended December 31, 2006	21

Outstanding Option Awards as of December 31, 2006	22

Executive Employment Agreements	22

Potential Payments Upon Termination or Resignation	25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	29

Section 16(a) Beneficial Ownership Reporting Compliance	31

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	32

Policy Regarding Review and Approval of Related Party Transactions	33

PROPOSAL TWO: APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	34

PROPOSAL THREE: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	36

Ratification of Appointment of KPMG LLP	36

Fees Billed to Memory Pharmaceuticals Corp. by KPMG LLP during Fiscal Years 2006 and 2005	36

Pre-approval Policies and Procedures	36

MEMORY PHARMACEUTICALS CORP.

PROXY STATEMENT FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 19, 2007

QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND THE 2007 ANNUAL MEETING OF STOCKHOLDERS

Q:    Why am I receiving these materials?

A:    The Board of Directors (the “Board”) of Memory Pharmaceuticals Corp., a Delaware corporation (which may be referred to in this proxy statement as “we,” “us,” “our,” the “Company” or “Memory Pharmaceuticals”), is providing these proxy materials to you in connection with our 2007 Annual Meeting of Stockholders (the “2007 Annual Meeting”), which will take place on July 19, 2007. As a stockholder, you are invited to attend the 2007 Annual Meeting and are entitled and requested to vote on the items of business described in this proxy statement (the “Proxy Statement”). This Proxy Statement and accompanying proxy card or voting instruction card are being mailed on or about June 13, 2007 to all stockholders entitled to vote at the 2007 Annual Meeting.

Q:    What information is contained in this Proxy Statement?

A:    The information included in this Proxy Statement relates to the proposals to be voted on at the 2007 Annual Meeting, the voting process, the compensation of directors and the most highly paid executive officers, beneficial ownership of the Company, and certain other required information.

Q:    What items of business will be voted on at the 2007 Annual Meeting?

A:    The items of business scheduled to be voted on at the 2007 Annual Meeting are:

•	The election of two Class III directors for a term expiring on the date of our 2010 Annual Meeting of Stockholders, or at such time as their successors have been duly elected and qualified

•

The approval of an amendment to our Amended and Restated Certificate of Incorporation (the “Charter”) to increase the number of shares of common stock reserved for issuance thereunder by 75,000,000 shares

•	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007 (the “2007 Fiscal Year”).

We will also consider other business that properly comes before the 2007 Annual Meeting.

Q:    How does the Board recommend that I vote?

A:    Our Board recommends that you vote your shares “FOR” the nominees to the Board, “FOR” the proposed amendment to our Charter, and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2007 Fiscal Year.

Q:    Who is entitled to vote at the 2007 Annual Meeting?

A:    Only stockholders of record at the close of business on May 30, 2007 are entitled to vote at the 2007 Annual Meeting. We refer to this date as our “Record Date.”

You may vote all shares of Memory Pharmaceuticals’ common stock owned by you as of the Record Date, including (1) shares that are held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee, such as a bank.

On the Record Date, we had 71,857,575 shares of common stock issued and outstanding.

Q:    What are the voting rights of the Company’s holders of common stock?

A:    Each outstanding share of the Company’s common stock on the Record Date will be entitled to one vote on each matter considered at the meeting.

Q:    What is the difference between holding shares as a stockholder of record and holding shares as a beneficial owner?

A:    Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. We have summarized below some of the distinctions between being a stockholder of record and being a beneficial owner:

Stockholder of Record

If your shares are registered directly in your name, or as a joint holder, with our transfer agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent to you directly by Memory Pharmaceuticals. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the 2007 Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials, together with a voting instruction card, are being forwarded to you by your broker or other nominee. As a beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the 2007 Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the 2007 Annual Meeting. Your broker, trustee or nominee has enclosed or has previously provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:    How can I attend the 2007 Annual Meeting?

A:    You are entitled to attend the 2007 Annual Meeting only if you were a stockholder of record of our common stock as of the close of business on the Record Date or you hold a valid proxy for the 2007 Annual Meeting. You should be prepared to present photo identification for admittance. A list of stockholders eligible to vote at the 2007 Annual Meeting will be available for inspection at the 2007 Annual Meeting and for a period of ten days prior to the 2007 Annual Meeting, during regular business hours, at our principal executive office, which is located at 100 Philips Parkway, Montvale, New Jersey 07645.

If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement dated prior to May 30, 2007, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If, upon request, you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the 2007 Annual Meeting.

The 2007 Annual Meeting will begin promptly at 9:00 a.m., local time. Check-in will begin at 8:30 a.m., local time, and you should allow ample time for the check-in procedures.

Q:    How can I vote?

A:    Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2007 Annual Meeting.

You may vote by mail: If you are a stockholder of record of our common stock, you may submit your proxy by completing, signing and dating the enclosed proxy card and mailing it in the accompanying pre-addressed envelope. If you are a stockholder who holds shares beneficially in street name, you may vote by mail by completing, signing and dating the enclosed voting instruction card provided by your broker, trustee or nominee and mailing it in the accompanying pre-addressed envelope.

You may vote by telephone or over the Internet: If you are a stockholder of record, you may vote by telephone or over the Internet by following the instructions included on the proxy card. If your shares are held in street name in an account at a bank or brokerage firm that participates in a program that offers telephone and Internet voting options, they will provide you with a voting instruction form that includes instructions on how to vote your shares by telephone or over the Internet. If you vote by telephone or over the Internet, you do not have to mail in your proxy card. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. EDT on July 18, 2007. We encourage you to vote by telephone or over the Internet by calling the toll-free number or going to the Internet address provided on your enclosed proxy card or voting instruction form, in each case using the voting control number assigned to you, so that your vote will be recorded immediately.

You may vote in person at the 2007 Annual Meeting: Shares held in your name as the stockholder of record may be voted in person at the 2007 Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares. Even if you plan to attend the 2007 Annual Meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the 2007 Annual Meeting.

Q:    How are my votes cast when I return a proxy card?

A:    When you sign the proxy card or submit your proxy by telephone or over the Internet, you appoint James R. Sulat, our President and Chief Executive Officer, and Jzaneen Lalani, our General Counsel and Corporate Secretary, as your representatives at the 2007 Annual Meeting. Either Mr. Sulat or Ms. Lalani will vote your shares at the 2007 Annual Meeting as you have instructed them on the proxy card. Mr. Sulat and Ms. Lalani are also entitled to appoint a substitute to act on their behalf.

Q:    Can I change my vote?

A:    Yes. You may change your vote at any time prior to the vote at the 2007 Annual Meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the 2007 Annual Meeting and voting in person. For your written notice of revocation to be effective, it must be received by our Corporate Secretary at our principal executive offices no later than July 18, 2007. Attendance at the 2007 Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or if you cast a new vote. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the 2007 Annual Meeting and voting in person. If you are a stockholder of record or if your shares are held in street name and your bank or brokerage firm offers telephone and Internet voting options, you may also change your vote at any time prior to 11:59 p.m. EDT on July 18, 2007 by voting over the Internet or by telephone. If you change your vote, your latest telephone or Internet proxy is counted.

Q:    Who can help answer my questions?

A:    If you have any questions about the 2007 Annual Meeting or how to vote or revoke your proxy, you should contact our Corporate Secretary, Jzaneen Lalani at (201) 802-7100. If you need additional copies of this Proxy Statement or voting materials, please contact our Investor Relations Department at (201) 802-7249.

Q:    Is my vote confidential?

A:    Proxy cards, ballots and voting instructions and tabulations that identify individual stockholders will be tabulated by ADP-ICS and will be handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Memory Pharmaceuticals or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.

Q:    How many shares must be present or represented to conduct business at the 2007 Annual Meeting?

A:    The quorum requirement for holding the 2007 Annual Meeting and transacting business is that holders of a majority of shares of Memory Pharmaceuticals’ common stock entitled to vote must be present in person or represented by proxy at the 2007 Annual Meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:    What if a quorum is not present at the 2007 Annual Meeting?

A:    If a quorum is not present or represented at the 2007 Annual Meeting, the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or if no stockholder is present, any officer entitled to preside or to act as secretary of such meeting, may adjourn the 2007 Annual Meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced at the time the adjournment is taken and no other notice will be given, unless the adjournment is for more than 30 days from the date of the original meeting or a new record date is set for the adjourned meeting.

Q:    How are votes counted?

A:    In the election of the directors, you may vote “FOR” a nominee or you may “WITHHOLD AUTHORITY” with respect to a nominee.

For other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (in the case of the 2007 Annual Meeting, “FOR” the two nominees to the Board, “FOR” the proposed amendment to our Charter, and “FOR” the ratification of the independent registered public accounting firm, and in the discretion of the proxy holders on any other matters that properly come before the 2007 Annual Meeting).

Q:    What vote is required to approve each of the proposals?

A:    The affirmative vote of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote at the 2007 Annual Meeting is required to elect the two nominees to the Board. In the election of the directors, the nominees receiving the highest number of “FOR” votes at the 2007 Annual Meeting will be elected. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to a nominee will not be voted with respect to that nominee, although it will be counted for purposes of determining whether there is a quorum.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the 2007 Annual Meeting is required to approve the proposed amendment to our Charter and to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2007 Fiscal Year.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter.

Q:    What happens if a nominee is unable to stand for election?

A:    If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or substitute a nominee. If a substitute nominee is selected, the proxy holders, Mr. Sulat and Ms. Lalani, will vote your shares for the substitute nominee, unless you have withheld authority.

Q:    What happens if additional matters are presented at the 2007 Annual Meeting?

A:    Other than the three items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2007 Annual Meeting. If you grant a proxy, the persons named as proxyholders,

Mr. Sulat and Ms. Lalani, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2007 Annual Meeting.

Q:    Who will serve as inspector of elections?

A:    ADP-ICS will tabulate votes and a representative of ADP-ICS will act as inspector of elections.

Q:    What should I do if I receive more than one set of voting materials?

A:    You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:    Who will bear the cost of soliciting votes for the 2007 Annual Meeting?

A:    Memory Pharmaceuticals is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees. These individuals will not receive any additional compensation for such solicitation activities. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

Q:    Where can I find the voting results of the 2007 Annual Meeting?

A:    We intend to announce preliminary voting results at the 2007 Annual Meeting and publish final results in our quarterly report on Form 10-Q for the third quarter of the 2007 Fiscal Year.

Q:    What if I have questions for Memory Pharmaceuticals’ transfer agent?

A:    Please contact our transfer agent, at the phone number or address listed below, with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

American Stock Transfer and Trust Company

6201 15th Avenue, 3rd Floor

Brooklyn, New York 11219-5498

Telephone: 1-800-937-5449

Q:    What is the deadline for submitting proposals for inclusion in Memory Pharmaceuticals’ proxy statement for the 2008 Annual Meeting of Stockholders?

A:    Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in our proxy statement relating to, and for consideration at, the 2008 Annual Meeting of Stockholders (the “2008 Annual Meeting”), by submitting their proposals to us in a timely manner. Such proposals will be so included if they are received in writing at our principal executive office not later than February 9, 2008 and if they otherwise comply with the requirements of Rule 14a-8.

Q:    What is the deadline to submit proposals for consideration at the 2008 Annual Meeting or to nominate individuals to serve as directors?

A:    To be considered at our 2008 Annual Meeting, nominations of persons for election to our Board and/or proposals for business to be conducted at the meeting must be properly submitted and received by us, in accordance with the provisions of our Amended and Restated Bylaws, between March 21, 2008 and April 20, 2008. For more information on how to properly submit proposals, see the section titled “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders” at the end of this Proxy Statement. You may contact the Corporate Secretary of Memory Pharmaceuticals, at our principal executive office, for a copy of the relevant provisions of our Amended and Restated Bylaws regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL ONE: ELECTION OF DIRECTORS

Our Board consists of nine members and is divided into three classes. Each class holds office for a term of three years. This year’s nominees for director, Jonathan J. Fleming and Walter Gilbert, Ph.D., were nominated by the Board for a term of three years expiring on the date of our 2010 Annual Meeting of Stockholders or at such time as their respective successors are duly elected and qualified. Mr. Fleming and Dr. Gilbert are each currently directors of the Company.

If either of the candidates should become unavailable for election, the shares represented by the proxies solicited for the 2007 Annual Meeting will be voted for such substitute nominee as may be determined by the Board. The Board has no reason to expect that Mr. Fleming and Dr. Gilbert will not be director candidates at the 2007 Annual Meeting. In voting for directors, for each share of common stock held as of the Record Date, stockholders are entitled to cast one vote in favor of the candidate, or to withhold authority from voting for the candidate. Unless a stockholder requests that voting of the proxy be withheld for the nominee for director by so directing on the proxy card, the shares represented by the accompanying proxy will be voted “FOR” the election of Mr. Fleming and Dr. Gilbert as directors.

The election of a director requires the affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the 2007 Annual Meeting.

Certain information concerning the nominees and those directors whose terms of office will continue following the 2007 Annual Meeting is set forth below.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR Proposal One.

Our Board of Directors

The following table sets forth information as of May 30, 2007 with respect to our directors and nominees for election at the 2007 Annual Meeting.

Name	Age	Position
Anthony B. Evnin, Ph.D	66	Director
Jonathan J. Fleming	49	Director Nominee
Walter Gilbert, Ph.D.	75	Director Nominee
Vaughn Kailian	62	Director
Robert I. Kriebel	64	Director
Michael E. Meyers, M.P.H.	39	Director
Peter F. Young	57	Director
James R. Sulat	56	President, Chief Executive Officer and Director
David A. Lowe, Ph.D.	60	Chief Scientific Officer and Director

Nominees Standing for Election for a Term Expiring in 2010—Class III Directors

Jonathan J. Fleming is one of our co-founders and is the Chairman of our Board of Directors. Mr. Fleming served as Chairman from January 1998 to May 2005 and assumed the position again in October 2006. Mr. Fleming has served as the Managing Partner of Oxford Bioscience Partners, a venture capital firm specializing in life science technology, since 1996. Prior to joining Oxford Bioscience, he served as a Founding Partner of MVP Ventures. Mr. Fleming serves as a member of the board of directors of Imcor Pharmaceutical Co. (formerly Photogen Technologies, Inc.), a specialty pharmaceutical company focused on developing medical imaging pharmaceutical products. He also serves as Chairman of the board of directors of BioProcessors Corporation, a privately-held corporation, and as a director of seven other privately-held companies, including Leerink Swann & Company, Inc., a Boston-based investment bank specializing in health care companies. Mr. Fleming is a Trustee of the Museum of Science in Boston and is a Senior Lecturer at the Massachusetts Institute of Technology’s Sloan School of Management. Mr. Fleming received a B.A. from the University of California, Berkeley and a Masters in Public Administration from Princeton University.

Walter Gilbert, Ph.D. is one of our co-founders and has served as one of our directors and as a member of our Scientific Advisory Board since our inception. Dr. Gilbert has served as a Managing Director and General Partner of BioVentures Investors II, a venture capital firm, since 2002. Dr. Gilbert has also served as the Carl M. Loeb University Professor Emeritus at Harvard University since 1985. He was a founder of Biogen, Inc. and from 1981 to 1985 served as its Chairman and Chief Executive Officer. Dr. Gilbert was also a co-founder of Myriad Genetics, Inc., where he has served as a director and Vice Chairman of the board of directors since 1992. Dr. Gilbert also serves as a director of three privately-held companies. Among other honors, Dr. Gilbert was awarded the Nobel Prize in Chemistry in 1980 for his contributions to the development of DNA sequencing methodology and he was elected a Member of the National Academy of Science in 1976. Dr. Gilbert received an A.B. (summa cum laude) from Harvard College, an M.A. from Harvard University, and a Ph.D. in Mathematics from Cambridge University.

Directors Whose Terms Expire in 2008—Class I Directors

Robert I. Kriebel has served as one of our directors since December 2004. Mr. Kriebel was Senior Vice President and Chief Financial Officer of Neose Technologies, Inc., a biopharmaceutical company from 2002 to 2005. From 1991 to 1999, he held various positions at U.S. Bioscience, Inc., most recently as Executive Vice President, Chief Financial Officer and Director. From 1974 to 1990, Mr. Kriebel held various positions with Aventis Inc. (formerly Rhone-Poulenc Rorer Inc.). From 1987 to 1990, he was Vice President and Controller of Armour Pharmaceutical Company, a subsidiary of Rorer Group Inc. In 1986, Mr. Kriebel was Vice President-Investor Relations of Rorer Group Inc. and from 1979 to 1985, he was Treasurer of Rorer Group Inc. Mr. Kriebel received a B.S. from Roanoke College.

Michael E. Meyers, M.P.H. has served as one of our directors since March 2002. Mr. Meyers served as a Partner and Portfolio Manager with Golden Tree Asset Management, L.P from October 2006 to April 2007. From 2002 until 2006, Mr. Meyers served as a Managing Partner of Trivium Capital Management LLC. From 2000 to 2003, Mr. Meyers served as a Managing Director and Partner of Global Biomedical Partners, a life sciences venture capital firm. From 1997 to 2000, Mr. Meyers served as Director, Biotechnology and Pharmaceutical Investment Banking at Merrill Lynch & Co. From 1993 to 1997, Mr. Meyers served as Vice President, Health Care Investment Banking at Cowen & Company. Mr. Meyers received an A.B. from Brandeis University and a Master of Public Health in Health Policy and Management from Columbia University.

James R. Sulat has served as our President and Chief Executive Officer and as one of our directors since May 2005. From May 2003 to February 2004, Mr. Sulat served as the Senior Executive Vice President of Moore Wallace Incorporated. Following the acquisition of Moore Wallace by R.R. Donnelley and Sons Company in February 2004, Mr. Sulat became Chief Financial Officer of R.R. Donnelley and served in that position until May 2004. From 1998 to 2003, Mr. Sulat served as Vice President and Chief Financial Officer of Chiron Corporation. Mr. Sulat serves as a director of Maxygen, Inc. and Intercell AG. Mr. Sulat received a B.S. from Yale University, and an MBA and an M.S. in Health Services Administration from Stanford University.

Directors Whose Terms Expire in 2009—Class II Directors

Anthony B. Evnin, Ph.D. has served as one of our directors since December 1998. Dr. Evnin has served as a general partner of Venrock Associates and other Venrock venture capital partnerships since 1975. Dr. Evnin serves as a director of Coley Pharmaceutical Group, Inc., Icagen, Inc., Infinity Pharmaceuticals, Inc., Pharmos Corporation, Renovis, Inc., and Sunesis Pharmaceuticals Incorporated, and as a director of several privately-held companies. Dr. Evnin received an A.B. from Princeton University and a Ph.D. in Chemistry from the Massachusetts Institute of Technology.

Vaughn Kailian was elected to our Board of Directors in October 2006 in connection with our 2006 Private Placement. Mr. Kailian has served as a Managing Director of MPM BioVentures IV LLC since 2005. From February 2002 to December 2004, he served as Vice Chairperson of Millennium Pharmaceuticals, Inc. and as head of the Millennium commercial organization. From 1990 to 2002, Mr. Kailian was the Chief Executive Officer, President, and a director of COR Therapeutics, Inc. From 1967 to 1990, he was employed by Marion

Merrell Dow, Inc., and its predecessor companies in various international and domestic management, marketing and sales positions, including President and General Manager of Merrell Dow USA and Corporate Vice President of Global Commercial Development of Marion Merrell Dow, Inc. Mr. Kailian serves as the Chairman of the board of directors of ViaCell, Inc., and as a director of Cephalon, Inc. and NicOx, S.A., and several privately-held companies. Mr. Kailian also serves as a director of BIO Ventures for Global Health and the New England Healthcare Institute, both not-for-profit organizations. Mr. Kailian received a B.A. from Tufts University.

David A. Lowe, Ph.D. has served as our Chief Scientific Officer since October 2004 and as one of our directors since April 2005. From 2002 to 2004, Dr. Lowe served as Executive Vice President and Chief Scientific Officer at Fidelity Biosciences Group, a division of Fidelity Investments, where he was responsible for evaluating private equity investment opportunities in early- and mid-stage biopharmaceutical companies, focusing primarily on companies that target central nervous system diseases. During this time, Dr. Lowe also served as President and Chief Executive Officer of EnVivo Pharmaceuticals Inc., a drug-discovery company financed by Fidelity Biosciences. From 2000 to 2002, Dr. Lowe served as Vice President and Therapeutic Area Head, Central Nervous System at Roche Bioscience. From 1995 to 2000, Dr. Lowe served as Vice President and Global Head of Central Nervous System Research, Pharmaceutical Division at Bayer AG. Dr. Lowe is the author/co-author of more than 50 scientific publications and is listed as an inventor on several pending patent applications. Dr. Lowe received a B.Sc. (Hons.) from the University of Bristol and a Ph.D. in Neurobiology from the University of Leeds.

Peter F. Young has served as one of our directors since September 2004. Mr. Young has served as President and Chief Executive Officer of Intranasal Therapeutics, Inc. since March 2007. From 1999 until 2006, Mr. Young served as President and Chief Executive Officer of AlphaVax, Inc. From 1989 to 1999, Mr. Young was with Glaxo Wellcome, where he led the growth of Glaxo’s HIV portfolio, first as Vice-President, HIV & Opportunistic Infection Therapeutic Development & Product Strategy and then as Vice-President, HIV & Hepatitis, Global Commercial Development. He previously held various management positions with Abbott International and Glaxo, both internationally and in the United States. Mr. Young serves as Chairman of NCBIO, a trade association for North Carolina’s life sciences industry. Mr. Young received a B.A. and an MBA from Indiana University.

Director Independence

Our Board of Directors has determined that Messrs. Fleming, Kailian, Kriebel, Meyers, and Young, and Drs. Evnin and Gilbert are each an “independent director” as such term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and the rules of the Securities and Exchange Commission.

Attendance at Board and Committee Meetings

Our Board held eight meetings during the year ended December 31, 2006. Each director attended or participated in 75% or more of the meetings of the Board and the meetings of committees of the Board on which such director served during 2006, except for Dr. Gilbert. While the Board has not adopted a formal policy regarding director attendance at annual meeting of stockholders, the Board has scheduled one of its quarterly meetings on the day of the 2007 Annual Meeting and the Board plans to continue this practice in the future. Our directors, therefore, are encouraged to attend our annual meetings of stockholders. With the exception of one director, all of our directors attended our 2006 Annual Meeting of Stockholders.

Committees of the Board of Directors

The Board has a standing Audit Committee, Compensation Committee and Nominations Committee, each of which is comprised solely of Independent Directors. The following lists the members of each committee as well as the primary responsibilities of each committee.

Audit Committee

We have an Audit Committee, currently comprised of Messrs. Kriebel (Chairman) and Young and Dr. Evnin. Our Board of Directors has determined that each member of the Audit Committee is an “independent director” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and that Mr. Kriebel is an “audit committee financial expert,” as such term is defined in Item 407(d)(5)(i) of Regulation S-K. The Audit Committee held six meetings during the year ended December 31, 2006.

The Audit Committee is responsible for the oversight of: our accounting and financial reporting principles and policies and our internal controls and procedures; our financial statements and financial information to be provided to our stockholders; the independence, qualifications and performance of our independent auditors and the independent audit; our disclosure controls and procedures and our code of ethics; the review of the financial, investment and risk management policies that we follow in operating our business activities; and our compliance with legal and regulatory requirements. Our independent auditor reports directly to the Audit Committee and the Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting). The Audit Committee also has the authority to retain independent legal, accounting or other advisors. The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee works closely with management as well as with our independent auditors. The Audit Committee operates pursuant to a charter, which has been duly adopted by the Board. A copy of the charter is available on our website at www.memorypharma.com under the “Investors” tab and is attached hereto as Exhibit B.

Compensation Committee

The Compensation Committee, currently comprised of Messrs. Fleming (Chairman) and Meyers and Dr. Evnin, held two meetings during the year ended December 31, 2006. The Compensation Committee is responsible for reviewing, approving and making recommendations to the Board with respect to: the compensation of our directors, our Chief Executive Officer and our other executive officers; and the adoption, modification or termination of incentive-compensation plans and equity-based plans. The Compensation Committee also oversees the administration of our equity-based plans, which includes interpreting the terms thereof and granting options and making stock awards thereunder.

The Compensation Committee has the authority to commission compensation surveys and to retain consultants to assist in evaluating executive officer compensation. The Compensation Committee also has the authority to retain independent legal, accounting or other advisors. The Compensation Committee operates pursuant to a charter, which has been duly adopted by the Board. A copy of the charter is available on our website at www.memorypharma.com under the “Investors” tab.

Nominations Committee

The Nominations Committee, currently comprised of Dr. Evnin (Chairman) and Messrs. Fleming and Kailian, held one meeting during the year ended December 31, 2006. The Nominations Committee is responsible for: reviewing with the Board, on an annual basis, the requisite skills and criteria for new Board members, as well as the composition of the Board as a whole; identifying and nominating Board members; recommending to the Board the directors to be appointed to each committee of the Board and as the Chair of each committee; and overseeing an annual self-evaluation of the Board.

The Nominations Committee has the authority to retain search firms to be used to identify director nominees and also has the authority to retain independent legal, accounting or other advisors. The Nominations Committee operates pursuant to a charter, which has been duly adopted by the Board. A copy of the charter is available on our website at www.memorypharma.com under the “Investors” tab.

Director Qualifications and Director Nomination Process

Qualifications for Director Candidates

The Nominations Committee and the Board do not believe that it is in our best interests to establish rigid criteria for the selection of prospective director candidates. Rather, the Nominations Committee and the Board recognize that the challenges and needs we face will change over time and, accordingly, believe that the selection of director candidates should be based on skill sets relevant to the issues we face or are likely to face at the time of nomination. As a result, the priorities and emphasis of the Nominations Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective members of our Board. At the same time, the Nominations Committee and the Board strongly believe that we benefit from diversity in age, skills, background and experience. We therefore seek director candidates who, in addition to general management experience and business knowledge, possess an expertise in one or more of the following areas: business, medicine, scientific research, drug discovery and development, health care, pharmaceuticals, finance, law, corporate governance, risk assessment, and investor relations. In addition, there are certain general attributes that the Nominations Committee and the Board believe all prospective director candidates must possess in order to be recommended to the Board, including:

•	a commitment to professional integrity and ethics;

•	demonstrated leadership ability and the ability to exercise sound business judgment;

•	independence from conflict or direct economic relationship with the Company; and

•	a willingness to devote the required amount of time to attend Board and committee meetings and to otherwise carry out the duties and responsibilities of Board membership.

Other than the foregoing, there are no stated minimum criteria for director candidates. The Nominations Committee will ensure that at all times, at least a majority of the members of our Board meet the definition of “independent director” under the Nasdaq Stock Market qualification standards and that director candidates also meet the specific requirements set forth in the rules of the Nasdaq Stock Market and in the rules of the Securities and Exchange Commission (SEC) regarding membership on a committee of the Board.

In considering re-nomination criteria, the Nominations Committee reviews each director’s past attendance at meetings and participation in and contributions to the activities of the Board, as well as whether the director’s qualifications and skills are consistent with the Company’s current needs and whether the director is willing to continue in service. If any member of our Board does not wish to continue in service or if our Board decides not to nominate a member for re-election, the Nominations Committee will identify the skills and experience desired in a new director candidate.

Identification and Evaluation of Director Candidates

The Nominations Committee uses a variety of methods for identifying director candidates. The Nominations Committee may receive suggestions for potential director candidates from current members of the Board, our executive officers or other sources, which may be either unsolicited or in response to requests from the Nominations Committee for such candidates. The Nominations Committee may also, from time to time, engage firms that specialize in identifying and evaluating potential director candidates. As described below, the Nominations Committee will also consider candidates recommended by stockholders.

The Nominations Committee regularly assesses the appropriate size and composition of the Board as a whole, the needs of the Board and the respective committees of the Board, and the qualification of director candidates in light of these needs. Once an individual has been identified by the Nominations Committee as a potential director candidate, the Nominations Committee makes an initial determination as to whether to conduct a full evaluation of the prospective director candidate based upon various factors, including, but not limited to: the information submitted with the nomination, the Board’s own knowledge of the prospective director candidate, and whether the prospective director candidate could satisfy the minimum criteria established by the Nominations Committee. The Nominations Committee then decides whether to do a comprehensive evaluation of a prospective director candidate, which includes one or more interviews with the candidate. In addition, the Nominations Committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. After completing its evaluation, the Nominations Committee makes its recommendation to the full Board as to any person it determines should be considered by the Board. The Board then considers and designates its nominees.

Stockholder Recommendations of Director Candidates

The Nominations Committee does not have a formal policy regarding consideration of director candidates recommended by stockholders. The Nominations Committee will consider director candidates suggested by our stockholders, provided that the recommendations are made in accordance with the procedures required under our Amended and Restated Bylaws and described in this Proxy Statement in the section titled “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders.” Stockholder nominees whose nominations comply with these procedures and who meet the criteria outlined above will be evaluated by the Nominations Committee in the same manner as the Nominations Committee’s nominees.

Stockholder Communication with the Board of Directors

Stockholders may communicate with the Board by sending a letter to Memory Pharmaceuticals Corp. Board of Directors, c/o Corporate Secretary, 100 Philips Parkway, Montvale, New Jersey 07645. The Corporate Secretary will receive and review all correspondence and forward it to the Chairman of the Board, the Chairman of the Audit Committee or to any individual director or directors to whom the communication is directed, as appropriate. Notwithstanding the above, the Corporate Secretary has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate, or to take any other appropriate actions with respect to such communications.

Compensation of Directors

The non-employee members of our Board are reimbursed for travel, lodging and other reasonable expenses incurred in attending Board or committee meetings. In addition, our non-employee directors receive cash compensation for their service as a member of our Board and its committees as described below. All quarterly fees are payable at the end of each calendar quarter.

Audit Committee	Compensation Committee	Nominations Committee
Anthony B. Evnin, Ph.D.	Anthony B. Evnin, Ph.D.	Anthony B. Evnin, Ph.D.
Robert I. Kriebel*	Jonathan J. Fleming*	Jonathan J. Fleming
Peter F. Young	Michael E. Meyers, M.P.H.	Vaughn Kailian

*	Committee Chairman

DIRECTOR COMPENSATION FOR THE YEAR ENDED DECEMBER 31, 2006

The following table provides certain summary information concerning fees earned by each of our non-employee directors in the year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)		All Other Compensation ($)	Total ($)
Anthony B. Evnin, Ph.D.	45,750	42,217	(2) (3)	—	87,967
Jonathan J. Fleming	36,250	42,217	(2) (3)	—	78,467
Walter Gilbert, Ph.D. (4)	31,000	45,217	(2) (3)	—	76,217
Vaughn Kailian	4,250	1,111	(5)	—	5,361
Robert I. Kriebel	55,000	32,417	(3) (6)	—	87,417
Michael E. Meyers, M.P.H.	21,000	42,217	(2) (3)	—	63,217
Peter F. Young	34,500	40,083	(3) (7)	—	74,583

(1)	This column represents the amount we have expensed during 2006 under Statements of Financial Accounting Standards (SFAS) No. 123R, Share-Based Payments (“SFAS No. 123R”), for outstanding stock option awards granted in 2006 and in previous fiscal years. These award fair values have been determined based on the assumptions set forth in Note 6 – “Stock Based Compensation” to the financial statements in our Annual Report on Form 10-K filed with the SEC on April 2, 2007. As of December 31, 2006: (i) Messrs. Fleming, Kriebel, Meyers, Young and Dr. Evnin held stock options to purchase an aggregate of 40,000 shares of common stock, (ii) Dr. Gilbert held stock options to purchase an aggregate of 60,000 shares of common stock, and (iii) Mr. Kailian held a stock option to purchase 20,000 shares of common stock.

(2)	Includes a stock option, under the Formula Option Grant Program of our 2004 Plan, to purchase 20,000 shares of our common stock at an exercise price per share of $8.40, the closing price of our common stock on the NASDAQ Global Market on April 5, 2004, the grant date. Thirty-three percent of the underlying shares vested on the first anniversary of the grant date and the remainder vested quarterly over the following two years.

(3)	Includes the following stock option grants under the Formula Option Grant Program of our 2004 Plan: (i) a stock option to purchase 10,000 shares of our common stock at an exercise price per share of $2.25 granted on July 28, 2005, which vested in full on the first anniversary of the grant date, and (ii) a stock option to purchase 10,000 shares of our common stock at an exercise price per share of $1.15 granted on July 19, 2006, which vests in full on the first anniversary of the grant date and has a grant date fair value of $8,000.

(4)	Dr. Gilbert served as member of the Audit Committee until July 19, 2006. After Dr. Gilbert resigned from the Audit Committee, he began receiving compensation for his service as a member of our Scientific Advisory Board (SAB) on the same terms as other members of the SAB. In 2006, Dr. Gilbert received $6,000 for his SAB service and was granted a stock option to purchase 20,000 shares of our common stock. The stock option has an exercise price per share of $1.03, the closing price of our common stock on the NASDAQ Global Market on the grant date, July 31, 2006, and vests quarterly over a two-year period. The stock option has a grant date fair value of $14,400.

(5)	On October 16, 2006, Mr. Kailian was elected to our Board and appointed to the Nominations Committee. In connection with his election, he received a stock option to purchase 20,000 shares of our common stock under the Formula Option Grant Program of our 2004 Plan. The stock option has an exercise price of $1.36, the closing price of our common stock on the NASDAQ Global Market on the grant date. The stock option has a grant date fair value of $20,000. The stock option vests over three years, with 33% of the underlying shares vesting on the first anniversary of the grant date and the remainder vesting quarterly over the following two years.

(6)

Includes a stock option, under the Formula Option Grant Program of our 2004 Plan, to purchase 20,000 shares of our common stock at an exercise price per share of $5.04, the closing price of our common stock on the NASDAQ Global Market on December 16, 2004, the grant date. Thirty-three percent of the underlying shares vested on the first anniversary of the grant date and the remainder vests quarterly over the following two years.

(7)	Includes a stock option, under the Formula Option Grant Program of our 2004 Plan, to purchase 20,000 shares of our common stock at an exercise price per share of $7.75, the closing price of our common stock on the NASDAQ Global Market on September 2, 2004, the grant date. Thirty-three percent of the underlying shares vested on the first anniversary of the grant date and the remainder vests quarterly over the following two years.

Standard Board Fees and Option Grants

Board of Directors

Each of our non-employee directors receives a quarterly fee of $3,000. In addition, our Chairman of the Board receives an annual fee of $12,000. Each of our non-employee directors also receives $1,000 for each regular or special Board meeting attended by such director in person and $500 for each regular or special Board meeting attended by such director by teleconference.

Audit Committee

In addition to receiving fees for service as a director, each member of the Audit Committee receives $2,500 per calendar quarter and the Chairman of our Audit Committee receives $7,500 per calendar quarter. Each member of the Audit Committee also receives $2,000 for each regular or special Audit Committee meeting attended by such member in person and $1,000 for each regular or special Audit Committee meeting attended by such member by teleconference.

Compensation Committee

In addition to receiving fees for service as a director, each member of the Compensation Committee receives $625 per calendar quarter and the Chairman of our Compensation Committee receives $3,125 per calendar quarter. Each member of the Compensation Committee also receives $1,000 for each regular or special Compensation Committee meeting attended by such member in person and $500 for each regular or special Compensation Committee meeting attended by such member by teleconference.

Nominations Committee

In addition to receiving fees for service as a director, each member of the Nominations Committee receives an additional $250 per calendar quarter and the Chairman of our Nominations Committee receives $1,500 per calendar quarter. Each member of the Nominations Committee also receives $500 for each regular or special Nominations Committee meeting attended by such member in person and $250 for each regular or special Nominations Committee meeting attended by such member by teleconference.

Option Grants

Our 2004 Plan provides a Formula Option Grant program for non-employee directors. Pursuant to this program, upon joining our Board, a non-employee director receives a stock option grant to purchase 20,000 shares of our common stock at an exercise price equal to the fair market value on that date (the “Initial Grant”). The Initial Grant vests over three years, with the first 33% vesting on the first anniversary of the grant date and the remainder vesting quarterly over the following two years. In addition, on the date of each annual meeting of our stockholders, all of our non-employee directors who have served on our Board for at least six months receive an additional automatic stock option grant to purchase 10,000 shares of our common stock at an exercise price equal to the fair market value on that date (the “Subsequent Grant”). The Subsequent Grant will vest in one installment on the first anniversary of the grant date.

Each director who served as a director on April 5, 2004, the effective date of our initial public offering, automatically received a stock option to purchase 20,000 shares of our common stock at the fair market value on that date. These stock options vested over three years, with the first 33% vesting on the first anniversary of the grant date and the remainder vesting quarterly over the following two years.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to: (1) the Company’s accounting and financial reporting principles and policies and its internal controls and procedures; (2) the Company’s financial statements and financial information to be provided to the stockholders; and (3) the independence, qualifications and performance of the Company’s independent auditors and the independent audit.

The Audit Committee is comprised of Messrs. Kriebel and Young and Dr. Evnin, each of whom has been determined independent by the Board. Dr. Gilbert also served as a member of the Audit Committee until July 19, 2006. Upon review of Mr. Kriebel’s background and experience, the Board has designated Mr. Kriebel as the Company’s audit committee financial expert. The Board has adopted a written charter for the Audit Committee, which was amended in February 2007. A copy of our Audit Committee Charter is attached hereto as Exhibit B and can be viewed on the Company’s website at http://www.memorypharma.com, under the “Investors” tab.

KPMG LLP (“KPMG”), was the independent registered public accounting firm engaged to audit the financial statements of the Company for the year ended December 31, 2006. The Audit Committee has reviewed and discussed those audited financial statements with the Company’s management and KPMG. The Audit Committee has also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with KPMG its independence from Memory Pharmaceuticals.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Robert I. Kriebel (Chairman)

Anthony B. Evnin, Ph.D.

Peter F. Young

INFORMATION CONCERNING EXECUTIVE OFFICERS

Our executive officers are subject to annual appointment by the Board at its first meeting following our Annual Meeting of stockholders. Set forth below is information regarding each of our executive officers as of May 30, 2007. Further information about Mr. Sulat and Dr. Lowe is presented above under the heading “Our Board of Directors.”

Name	Age	Position
James R. Sulat	56	President, Chief Executive Officer and Director
Joseph M. Donabauer	44	Vice President, Controller and Treasurer
Jzaneen Lalani	34	General Counsel and Corporate Secretary
David A. Lowe, Ph.D.	60	Chief Scientific Officer and Director
Stephen R. Murray, M.D., Ph.D.	44	Vice President, Clinical Development
Michael P. Smith	39	Vice President, Business Development

Joseph M. Donabauer has served as our Vice President and Controller and Principal Financial Officer since December 2004. He has served as Controller since May 2002 and as our Principal Accounting Officer since December 2003. From 1999 to 2002, Mr. Donabauer held senior financial management positions at Genzyme Biosurgery (formerly Biomatrix Incorporated), including Controller of the New Jersey operations. Prior to joining Genzyme, Mr. Donabauer held financial management positions at General Signal (now SPX Corp.), Hoffman-La Roche and Reckitt & Colman (now Reckitt Benckiser).

Jzaneen Lalani has served as our General Counsel since February 2007 and as our Corporate Secretary since June 2004. From June 2004 to February 2007, Ms. Lalani served as our Vice President, Legal Affairs. From 2003 to 2004, Ms. Lalani was a member of the Corporate and Commercial Law Group at Kronish Lieb Weiner & Hellman LLP, where she worked with privately held and publicly traded companies on transactions including mergers and acquisitions, financings and securities offerings. From 1999 to 2003, Ms. Lalani was a member of the Business & Technology Group at Brobeck Phleger & Harrison LLP, where her practice also included representing emerging growth companies and newly-public companies. Ms. Lalani received a B.Sc. from Queen’s University, a LL.B. from the University of Victoria and a Masters of International Affairs and a Masters of Law from Columbia University.

Stephen R. Murray, M.D., Ph.D. has served as our Vice President, Clinical Development since April 2006. From 2001 to 2006, Dr. Murray was with Pfizer Pharmaceuticals, first as Medical Director at Pfizer Pharmaceutics Group (Indications: schizophrenia, bipolar disorder) from 2001 to 2004, and then as Senior Medical Director and Worldwide Medical Team Leader, Schizophrenia, at Pfizer Global Pharmaceuticals from 2004 to 2006. Prior to joining Pfizer, Dr. Murray was a psychiatrist in private practice for five years. Dr. Murray received a B.S. from the University of South Carolina and an M.D. and Ph.D. in molecular and cellular biology from the Medical University of South Carolina.

Michael P. Smith has served as our Vice President, Business Development since July 2006. From 2004 to 2006, he served as the Vice President of Business Development of QLT, Inc. From 1998 to 2004, Mr. Smith held several senior positions at Chiron Corporation, including Manager, Corporate Finance and Business Development and Director, Corporate Development. From 1996 to 1998, he served as Finance/Business Development Manager for Ascent Logic Corporation. From 1990 to 1994, Mr. Smith was a Senior Associate at Watson Wyatt Worldwide Consulting. Mr. Smith received a B.S. from the University of Virginia and an MBA from the University of California at Berkeley.

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors oversees our compensation program on behalf of our Board of Directors and is responsible for setting the overall compensation philosophy of the Company and for approving the compensation awarded to our President & Chief Executive Officer and each of our other Named Executive Officers listed in the Summary Compensation Table.

Our Compensation Philosophy and Objectives

Our executive compensation program is designed to encourage our Named Executive Officers to focus on the achievement of short-term and long-term performance goals by aligning the compensation paid to our executive officers with their individual performance and the overall achievement of our company-wide research and development objectives and our other corporate objectives. The Compensation Committee also strives to set compensation at levels that it believes are comparable to those for executives at other companies in the biotechnology industry that are of similar size and stage of development so that our overall compensation package remains competitive and enables us to attract, motivate and retain executives who are critical to our long-term success. In addition, the Compensation Committee believes that our executive compensation program should align the financial interests of our executive officers with the long-term interests of our Company and the interests of our stockholders.

Determining Executive Compensation

The Compensation Committee’s process for determining executive compensation includes an analysis, for each executive officer, of each element of our compensation program, including a comparison of these compensation components, separately and in total, with compensation programs at peer group companies. To assist the Compensation Committee in its review of executive compensation, our Human Resources Department provides data compiled from executive compensation surveys, including the annual Radford Biotechnology Survey, as well as data gathered from annual reports and proxy statements of companies that the Compensation Committee selects as part of our “peer group” for executive compensation analysis purposes. The Compensation Committee’s intent generally is to choose peer group members that have one or more attributes significantly similar to us, including size, stage of development, employee population and geographic location, and that are companies with which the Compensation Committee believes we compete both for talent and for stockholder investment.

In connection with the Compensation Committee’s annual decisions regarding base salary, bonuses and equity awards, the Committee reviews our company-wide research and development objectives for the Company and our other corporate objectives and the level of achievement of each objective during the prior year. Our President & Chief Executive Officer also provides the Committee with an evaluation of each executive officer’s individual performance during the year (other than his own), detailing his or her accomplishments, areas of strength, and goals for the upcoming year and makes a recommendation to the Compensation Committee with respect to each executive officer’s bonus compensation for the prior year and base salary and options for the succeeding year. This evaluation is based on his knowledge of each executive officer’s performance, an individual self-assessment by the executive officer and a formal performance review conducted with the executive officer by the President & Chief Executive Officer. The recommendation is also based on our President & Chief Executive Officer’s review of the compensation data gathered from the compensation surveys. Using this information and its judgment, the Compensation Committee then determines the annual base salary levels, bonus targets as a percentage of salary and stock options to be awarded to each executive officer. The Compensation Committee’s annual review of our executive compensation program and the approval of base salaries, prior year bonuses and annual stock option awards occur in January of each year. Stock grants are then awarded and bonuses are paid in February and salary adjustments become effective in February.

The Elements of our Executive Compensation Program

The compensation package for the Company’s President & Chief Executive Officer and each of our Named Executive Officers consists of the following elements:

•	base salary

•	annual cash bonus awards

•	long-term incentives

•	other benefits

The Compensation Committee has chosen these elements of compensation to create a flexible compensation package that reflects both the nature of the biotechnology business and the scope of our executive officers’ roles in the Company.

Base Salary

Base salaries are designed to reward the core competence in the executive officer’s role relative to skills, experience and contribution to the Company. The Compensation Committee reviews the Named Executive Officers’ base salaries annually, as well as at the time of a promotion or other change in responsibilities. In connection with the annual salary reviews of all employees, the Compensation Committee sets an aggregate budget for merit increases company-wide. Increases in salary for each of the Named Executive Officers are included in the overall merit increase budget for the year.

The Compensation Committee seeks to set base salaries at levels that are competitive with those paid to senior executives with comparable qualifications, experience and responsibilities at other companies in the pharmaceutical and biotechnology industries. As such, in setting base salaries, the Compensation Committee reviews industry, peer group and national survey results to ensure that our pay practices are substantially consistent with those of other companies in these industries. In general, the Compensation Committee targets base salary ranges near the median of the range of salaries for executives in similar positions with similar responsibilities and experience at comparable companies.

In addition, in making salary adjustments, the Compensation Committee considers the Named Executive Officer’s qualifications and experience, the scope of his or her responsibilities, the Named Executive Officer’s individual performance in the previous year, including his or her achievement of individual goals and objectives for the year, the overall performance of the Company during the year, the Named Executive Officer’s leadership role within the Company, and the level of compensation compared to other Company executive officers.

Base salary increases for our Named Executive Officers for 2006 ranged from 0% to 7.6%. On a pro-rated basis, the overall rate of increase for 2006 was 3.8%. For 2007, base salary increases for our Named Executive Officers ranged from 3.6% to 4.0% and the overall increase for the Company was 3.8%.

Annual Cash Bonus

In addition to base salaries, we believe that performance-based cash bonuses play an important role in providing incentives to our Named Executive Officers to achieve defined annual goals.

In the last quarter of the year, our Board of Directors works collaboratively with management to develop a detailed set of overall objectives for the Company, including research and development objectives and other corporate objectives, for the upcoming year. In addition, the Compensation Committee, upon the recommendation of the President & Chief Executive Officer, sets individual goals for each of the Named Executive Officers for the upcoming year. Our overall Company objectives for a given year serve as the annual objectives against which our President & Chief Executive Officer’s performance is measured.

Determination of actual bonuses are made by the Compensation Committee after the end of the fiscal year based on the level of achievement of overall Company objectives and individual objectives and the executive officer’s performance generally. Goals and weightings for each executive officer vary depending on the executive officer’s position and areas of responsibility and the executive officer’s contribution to the Company’s performance.

In assessing performance against objectives, the Compensation Committee considers the Company’s actual results against the specific deliverables associated with each objective, the extent to which each objective was a challenging one for the Company and whether any external factors had an impact on these objectives. Based on the assessment by our Board of Directors of the level of overall achievement by the Company and the Compensation Committee’s assessment of the individual performance levels of each Named Executive Officer, annual bonuses may be above or below target bonus levels, at the discretion of the Compensation Committee. Actual bonuses are paid in the first quarter of the year following the year for which the bonus is earned.

For 2006, our research and development objectives included the commencement or completion of several clinical trials, the identification of new development candidates from our preclinical development pipeline and the achievement of milestones under our collaborations. Our other corporate objectives included financial goals, such as raising additional financing to fund the advancement of our pipeline and other objectives, such as building an in-house clinical development team. For 2006, the Board of Directors determined that, while a number of our objectives were met, not all of our 2006 objectives were achieved in the time frame that we had set. Many of these objectives, however, were achieved at a later point during the year or, with respect to particularly challenging objectives, we demonstrated significant progress towards their achievement. Based on this determination, the Compensation Committee set 2006 bonuses, 2007 salaries and stock option grants.

Our President & Chief Executive Officer is eligible to receive an annual cash bonus of up to 35% of his annual base salary. Each of our other Named Executive Officers is eligible to receive an annual cash bonus of up to 25% of his or her annual base salary. We believe that the target bonus amounts for our Named Executive Officers are generally below the median for target bonus amounts for comparable companies, based both on our internal research and the information provided in industry surveys. Cash bonuses for executive officers in 2006 (which were paid in February 2007) were as follows: 50% of the target bonus (or 17.5% of 2006 salary paid) for Mr. Sulat, 70% of target bonus (or 17.5% of 2006 salary paid) for Mr. Donabauer, 80% of the target bonus (or 20% of 2006 salary paid) for each of Dr. Lowe and Dr. Murray and 100% of the target bonus (or 25% of 2006 salary paid) for Ms. Lalani.

Long-Term Equity Incentive Awards

The Compensation Committee believes that providing a significant portion of our executive officers’ total compensation package through long-term incentives in the form of stock options directly aligns the interests of our executives with the interests of our stockholders and our long-term success. In addition, the Compensation Committee considers long-term incentive grants as a means to attract and retain highly qualified executives and key personnel and has always included long-term incentives as a key component of our executive compensation package, consistent with practices throughout the pharmaceutical and biotechnology industries.

Long-term incentives are structured to encourage key employees to continue in the employ of the Company and to motivate performance that will meet the long-term expectations of stockholders. In determining the size of any stock option award to a Named Executive Officer, the Compensation Committee considers factors similar to those considered in setting the Named Executive Officer’s base salary increase and annual cash bonus, as well as considering the value of outstanding options held by such Named Executive Officer and the recommendations made by our President & Chief Executive Officer.

Stock option grants are generally made to Named Executive Officers at the time that they join the Company, as well as in connection with our annual Company-wide option grant program in the first quarter of each year. Stock option grants to Named Executive Officers are made under our Amended and Restated 2004 Stock Incentive Plan (the “2004 Plan”), at an exercise price equal to the closing price of our common stock on the date of grant, and they expire ten years after the date of the grant. Vesting of our stock option grants generally occurs on a quarterly basis over a four-year period.

Other Compensation Policies

Personal Benefits

Our executives are eligible to participate in programs that are generally made available to all of our salaried employees, including medical, dental, life, disability and 401(k) plans and our employee stock purchase plan. We “match” a portion of executive contributions to our 401(k) savings plan at the same rate that we match the contributions of all of our other employees. It is generally our policy not to extend personal benefits or perquisites to our executives that are not available to all of our employees.

Employment Agreements and Severance Payment and Change of Control Agreements

Our Compensation Committee has determined it appropriate to provide certain benefits to each of our Named Executive Officers in the event of a termination of employment by us without Cause or resignation by the Named Executive Officer for Good Reason, as more fully described under “Executive Employment Agreements—Potential Payments upon Termination or Resignation.”

As such, we have adopted a change of control severance program that applies to each of our Named Executive Officers, other than our President & Chief Executive Officer, who has separate change of control terms in his employment agreement and Mr. Scullion, whose employment agreement with the Company expired in January 2007. The program is intended to align the interests of our Named Executive Officers with those of our stockholders by enabling our Named Executive Officers to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the Named Executive Officers’ own employment. Consistent with the purpose of the program, our change of control agreements require that there be both a change of control and an involuntary termination without cause or a voluntary termination for good reason, which is often referred to as a “double-trigger.” The double-trigger ensures that we will become obligated to make payments, or accelerate vesting, under the change of control agreements only if the Named Executive Officer’s employment actually terminates as a result of the change of control. We believe that change of control agreements should compensate executives who are displaced by a change of control and not serve as an incentive to increase an executive’s personal wealth. For a description of these agreements and benefits, see the section titled “Executive Employment Agreements—Potential Payments upon Termination or Resignation,” below.

The Effect of Regulatory Requirements on our Executive Compensation

Section 162(m) disallows a deduction for compensation exceeding $1,000,000 in any taxable year that is paid to a publicly-held corporation’s chief executive officer or to its four other most highly compensated executive officers, unless such compensation meets the requirements for the performance-based exception to the general non-deductibility rule. Income resulting from the exercise of stock options granted pursuant to the 2004 Plan should qualify for the exception for performance-based compensation. The Compensation Committee does not believe that other components of the compensation awarded to our executive officers will likely exceed $1,000,000 for any such executive officer in the foreseeable future and therefore has concluded that no further action with respect to qualifying this compensation for deductibility is necessary at this time. In the future, the Compensation Committee will evaluate the advisability of qualifying our executive compensation for the performance-based exception provided for in Section 162(m), if deemed necessary to ensure the deductibility of such compensation.

Compensation Committee Report

In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management this Compensation Discussion and Analysis. Based upon the review and discussions referred to above, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Members of the Compensation Committee:

Jonathan J. Fleming (Chairman)

Anthony B. Evnin, Ph.D.

Michael E. Meyers, M.P.H.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning the compensation earned for the last fiscal year by our Principal Executive Officer, our Principal Financial Officer and each of our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2006. Mr. Scullion, our former Executive Chairman, is also included in the table because he would have been among our three most highly compensated executive officers had he been serving in such capacity as of December 31, 2006. We refer to the officers listed in the table below collectively as our “Named Executive Officers.”

2006 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)		Option Awards ($) (2)		All Other Compensation ($) (3)		Total Compensation ($)
James R. Sulat President & Chief Executive Officer (Principal Executive Officer)	2006	395,000	69,125		380,563		—		851,288

Joseph M. Donabauer Vice President and Controller (Principal Financial Officer)	2006	187,333	33,000		78,492		—		305,425

Jzaneen Lalani (4)	2006	262,833	66,000		148,375		12,885	(5)	490,093
General Counsel

David A. Lowe, Ph.D. Chief Scientific Officer	2006	352,917	71,000		424,746		—		855,263

Stephen R. Murray, M.D., Ph.D. (6)	2006	195,030	130,000	(7)	55,667		—		382,697
Vice President, Clinical Development

Tony Scullion (8)	2006	228,443	—		127,256	(9)	38,756	(10)	394,455
Former Executive Chairman

(1)	Amounts in the “Bonus” column represent bonuses attributable to performance in 2006. Bonuses were paid in 2007.

(2)	This column represents the amount we have expensed during 2006 under SFAS No. 123R, for outstanding stock option awards granted in 2006 and in previous fiscal years. These award fair values have been determined based on the assumptions set forth in Note 6—“Stock Based Compensation” to the financial statements in our Annual Report on Form 10-K filed with the SEC on April 2, 2007.

(3)	Does not include perquisites or personal benefits paid to Named Executive Officers unless the aggregate amount paid to a Named Executive Officer in 2006 was in excess of $10,000.

(4)	Ms. Lalani served as our Vice President, Legal Affairs from June 2004 until February 2007.

(5)	Includes $6,600 in 401(k) employer matching contributions and $6,285 in legal fees for immigration-related matters.

(6)	Dr. Murray’s employment with us commenced in April 2006.

(7)	Includes a $75,000 sign-on bonus.

(8)	In February 2006, we entered into a new employment agreement with Mr. Scullion that superseded his previous agreement and pursuant to which he resigned as Executive Chairman of our Board of Directors effective January 31, 2006. In connection with entering into the new employment agreement, Mr. Scullion continued on as Chairman of our Board of Directors and agreed to provide services to the Company through January 31, 2007.

(9)	In connection with Mr. Scullion’s employment agreement, we extended the period in which Mr. Scullion is allowed to exercise his options from 90 days following the termination or expiration of his employment to December 31, 2007 (or 22.5 months following the expiration of the agreement). Of this amount, $118,533 represents the extension of this period from 90 days to 22.5 months.

(10)	Represents insurance premiums of $14,530 for a life insurance policy, $10,615 in employer-paid tax preparation services, $6,600 in 401(k) employer matching contributions, $5,000 in legal fees related to the negotiation of Mr. Scullion’s February 2006 employment agreement, $1,286 in an automobile allowance and $725 in employer-paid disability insurance premiums.

GRANTS OF PLAN-BASED AWARDS FOR THE YEAR ENDED DECEMBER 31, 2006

The following table provides information concerning grants of stock options to each of our Named Executive Officers during the year ended December 31, 2006.

Name	Grant Date	Compensation Committee Approval Date		Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Option Awards ($) (1)
James R. Sulat	—	—		—		—	—

Joseph M. Donabauer	03/03/06	03/03/06		30,000		2.49	55,200

Jzaneen Lalani	03/03/06	03/03/06		60,000		2.49	110,100

David A. Lowe, Ph.D.	03/03/06	03/03/06		100,000		2.49	184,000

Stephen R. Murray, M.D., Ph.D.	04/17/06	02/09/06	(2)	200,000		2.30	334,000

Tony Scullion	07/19/06	07/19/06		10,000	(3)	1.15	8,000

(1)	This column represents the fair value of the stock option awards granted in 2006, determined in accordance with SFAS No. 123R, based on the assumptions set forth in Note 6—“Stock Based Compensation” to the financial statements in our Annual Report on Form 10-K filed with the SEC on April 2, 2007.

(2)	The Compensation Committee approved the terms of Dr. Murray’s offer letter of employment on February 9, 2006, pursuant to which he was granted a stock option to purchase 200,000 shares of our common stock on the date he commenced employment with us, which was April 17, 2006.

(3)	This stock option would have vested in full on July 19, 2007, but was cancelled upon expiration of Mr. Scullion’s employment agreement on January 31, 2007.

OUTSTANDING OPTION AWARDS AS OF DECEMBER 31, 2006

The following table provides information as of December 31, 2006 regarding exercised and unexercised stock options held by each of our Named Executive Officers. During the year ended December 31, 2006, none of the Named Executive Officers exercised any of their stock options. Each of the stock options granted to our Named Executive Officers expires ten years after the date of the grant. Unless otherwise noted, the stock options listed vest in equal quarterly installments over a four-year period commencing on the date of grant.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
James R. Sulat	187,500 164,062		312,500 360,938		2.45 2.24	5/16/2015 8/14/2015

Joseph M. Donabauer	3,646		—		0.75	6/16/2012
	208		—		0.75	9/30/2012
	16,187		9,713		9.82	5/3/2014
	22,500	(1)	7,500		2.39	5/11/2015
	2,500		7,500		2.38	10/10/2015
	5,625		24,375		2.49	3/2/2016

Jzaneen Lalani	31,250		18,750		6.95	6/9/2014
	26,250	(1)	8,750		2.39	5/11/2015
	12,500		37,500		2.38	10/10/2015
	11,250		48,750		2.49	3/2/2016

David A. Lowe, Ph.D.	150,000	(1)	—		6.98	9/30/2014
	43,750		56,250		5.03	3/2/2015
	41,250	(1)	13,750		2.39	5/11/2015
	21,250		63,750		2.38	10/10/2015
	18,750		81,250		2.49	3/2/2016

Stephen R. Murray, M.D., Ph.D.	25,000		175,000		2.30	4/17/2016

Tony Scullion	260,242		—		0.75	9/3/2011
	248,761		—		0.75	3/31/2012
	30,481	(2)	—		2.70	10/09/2013
	1,382		460		2.70	12/17/2013
	33,333	(3)	—		2.70	12/29/2013
	—		10,000	(4)	1.15	7/18/2016

(1)	Vest in equal quarterly installments over a two-year period.

(2)	Vested in full on the grant date of October 10, 2003.

(3)	Vested in full on the grant date of December 30, 2003.

(4)	This stock option would have vested in full on July 19, 2007, but was cancelled upon expiration of Mr. Scullion’s employment agreement on January 31, 2007.

Executive Employment Agreements

We have employment agreements with each of Messrs. Sulat and Donabauer, Drs. Lowe and Murray and Ms. Lalani. We had an employment agreement with Mr. Scullion, which expired on January 31, 2007. A summary of the material terms of these agreements is provided below. In February 2007, we entered into amendments to the employment agreements for our executive officers, with the exception of Mr. Sulat, to provide for certain payments and benefits if an executive officer’s employment with the Company is terminated by the Company without cause or by the executive officer for good reason following certain events in connection with a change of control. A description of these payments and benefits is provided below in the section titled “Potential Payments Upon Termination or Resignation.” In addition, we entered into an amendment to the employment agreement for Mr. Sulat in April 2007.

James R. Sulat

We have an employment letter agreement with Mr. Sulat that has an unspecified term. This agreement originally provided for a base salary of $395,000 per year, subject to annual review by the Compensation Committee. Mr. Sulat’s current base salary, as approved by the Compensation Committee, is $410,000. The agreement also specifies that Mr. Sulat would be elected to our Board of Directors as soon as reasonably practicable following his start date with the Company. As provided in the letter agreement, Mr. Sulat received stock option grants to purchase an aggregate of 1,025,000 shares of our common stock which vest in quarterly installments over the four-year period following the date of grant of each stock option. Under the letter agreement, Mr. Sulat is also eligible to receive annual bonus payments which depend on our performance and his individual performance, in each case as determined by our Board. Mr. Sulat’s target bonus is 35% of his base salary. In the event that we terminate Mr. Sulat’s employment without cause or he terminates his employment for good reason, he is entitled to receive 12 months’ severance, based on his then-current base salary, payable over the 12-month period following termination, plus continued medical and dental coverage for one year. In addition, upon any such termination of employment, he will be entitled to receive the average of his annual bonuses for the three prior years (or such shorter period if he has not been employed by us for three years) in twelve equal monthly installments and accelerated vesting of 25% of his then unvested stock options. Notwithstanding the above, Mr. Sulat’s unvested stock options will become fully vested if, within three months prior to, or within 18 months after, a Change of Control (as defined in the letter agreement), (x) we terminate Mr. Sulat’s employment without cause or (y) Mr. Sulat terminates his employment for good reason, which includes termination within three months after (i) a material diminution in his responsibilities, (ii) he no longer reports to the Board or ceases to be a member of the Board, (iii) his principal work location changes by more than 50 miles from our current principal offices, or (iv) we reduce his base salary. Any nonstatutory stock options held by Mr. Sulat will remain exercisable until the later to occur of (i) 90 days after the date of termination and (ii) January 15 of the calendar year immediately succeeding the date of termination.

Joseph M. Donabauer

We have an employment agreement with Mr. Donabauer that has an unspecified term. This agreement originally provided for a base salary of $180,000, subject to annual review by the Compensation Committee. His current base salary, as approved by the Compensation Committee, is $195,000. Mr. Donabauer is also entitled to receive annual bonus payments that depend on our performance and his individual performance, in each case, as determined by our Board. Mr. Donabauer’s target bonus is 25% of his base salary. In the event that we terminate Mr. Donabauer’s employment without cause, he is entitled to receive 12 months’ severance, based on his then-current base salary, payable over the 12-month period following termination, plus continued health coverage for one year (less, during the last six months, any amounts earned for services rendered by Mr. Donabauer to, and any health insurance otherwise available through, a new employer).

Jzaneen Lalani

We have an employment agreement with Ms. Lalani that has an unspecified term. This agreement originally provided for a base salary of $190,000 and an initial stock option grant for 50,000 shares of our common stock, vesting over four years in quarterly installments. Her current base salary, as approved by the Compensation Committee, is $274,000. Ms. Lalani is also entitled to receive annual bonus payments that depend on our performance and her individual performance, in each case, as determined by our Board. Ms. Lalani’s target bonus is 25% of her base salary. In the event that we terminate Ms. Lalani’s employment without cause, she is entitled to receive 12 months’ severance, based on her then-current base salary, payable over the 12-month period following termination, plus continued health coverage for one year (less, during the last six months, any amounts earned for services rendered by Ms. Lalani to, and any health insurance otherwise available through, a new employer).

David A. Lowe, Ph.D.

We have an employment letter agreement with Dr. Lowe that has an unspecified term. This agreement originally provided for a base salary of $330,000, a one-time bonus of $50,000 and an initial stock option grant for 150,000 shares of our common stock, vesting over two years in quarterly installments. Dr. Lowe’s current base salary, as approved by the Compensation Committee, is $369,000. In the first quarter of 2005, Dr. Lowe received an additional stock option grant for 100,000 shares of our common stock, which vests over four years in quarterly installments. Dr. Lowe is also entitled to receive annual bonus payments that depend on our performance and his individual performance, in each case as determined by our Board. Dr. Lowe’s target bonus is 25% of his base salary. In the event that we terminate Dr. Lowe’s employment without cause, he is entitled to receive 12 months’ severance, based on his then-current base salary, payable over the 12-month period following termination, plus continued health coverage for one year (less, during the last six months, any amounts earned for services rendered by Dr. Lowe to, and any health insurance otherwise available through, a new employer). Under this agreement Dr. Lowe was entitled to receive a relocation reimbursement of up to $150,000, including a gross-up payment for taxes incurred by him in connection with this payment.

Stephen R. Murray, M.D., Ph.D.

We have an employment agreement with Dr. Murray that has an unspecified term. This agreement originally provided for a base salary of $275,000, a one-time signing bonus of $75,000, and an initial stock option grant to purchase 200,000 shares of our common stock, which vests over four years in quarterly installments. Dr. Murray’s current base salary, as approved by the Compensation Committee, is $285,000. Dr. Murray is also entitled to receive annual bonus payments that depend on our performance and his individual performance, in each case, as determined by our Board. Dr. Murray’s target bonus is 25% of his base salary. In the event that we terminate Dr. Murray’s employment without cause, he is entitled to receive 12 months’ severance, based on his then-current base salary, payable over the 12-month period following termination, plus continued health coverage for one year (less, during the last six months, any amounts earned for services rendered by Dr. Murray to, and any health insurance otherwise available through, a new employer). If Dr. Murray resigns or we terminate his employment for Cause (as defined in the employment letter agreement) within eighteen months of his start date with us, he will be required to repay the one-time bonus.

Tony Scullion

Our original employment agreement with Mr. Scullion, which was entered into on July 2, 2001, was superseded by a new employment agreement in February 2006. Under the original agreement, Mr. Scullion was entitled to an initial base salary of $350,000 per year, and received a one-time signing bonus of $100,000, a one-time payment of $40,000 to reimburse his former employer for costs associated with a life insurance policy on his life payable to his designated beneficiaries and an initial stock option grant of 367,133 shares of our common stock, which vested quarterly over four years. Under the original agreement, Mr. Scullion was eligible to receive annual bonus payments which depended on our performance and his individual performance, in each case as determined by our Board. We also paid the current premium of approximately $14,000 per year on a life insurance policy on Mr. Scullion’s life payable to his designated beneficiaries. If Mr. Scullion’s employment had been terminated without cause or if he had terminated his employment with good reason, he would have been entitled to receive 12 months’ severance, based on his current base salary, payable over the 12-month period following termination, plus continued health coverage for one year (less, during the last six months, any amounts earned for services rendered by Mr. Scullion to, and any health insurance otherwise available through, a new employer). In addition, upon any such termination of employment, he would have been entitled to accelerated vesting of 25% of his then-unvested stock options.

In February 2006, we entered into a new employment agreement with Mr. Scullion, which superseded Mr. Scullion’s prior employment agreement with us. Under the terms of the agreement, effective February 17, 2006, Mr. Scullion ceased to serve as our Executive Chairman, but continued to serve as the Chairman of our Board of Directors. Pursuant to the terms of the agreement, Mr. Scullion agreed to devote an average of approximately eight to twelve hours per week to us at the gross semi-monthly rate of $8,333, and was entitled to our standard employee benefits. In addition, we agreed to continue to (i) reimburse Mr. Scullion for all reasonable home office expenses, (ii) pay the premium, in the approximate amount of $14,530, relating to Mr. Scullion’s existing life insurance policy, and (iii) reimburse Mr. Scullion for tax preparation services for the 2005 and 2006 tax years in an amount up to $12,000 per year. If Mr. Scullion’s employment had been terminated without cause, under the terms of the new agreement, he would have been entitled to receive the semi-monthly payments for the remainder of the term, as well as (ii) and (iii), above. Pursuant to the terms of the agreement, we also extended the period in which Mr. Scullion is allowed to exercise his options from 90 days following the termination or expiration of his employment to December 31, 2007 (or 22.5 months following the expiration of the agreement). The new employment agreement expired on January 31, 2007, and Mr. Scullion resigned from our Board of Directors effective as of such date.

Potential Payments Upon Termination or Resignation

As discussed above, in February 2007, we entered into amendments to the employment agreements for each of our Named Executive Officers, with the exception of Messrs. Sulat and Scullion, to provide for certain payments and benefits if such Named Executive Officer’s employment with the Company is terminated by the Company without cause or by the Named Executive Officer for good reason following certain events in connection with a change of control. Mr. Sulat’s employment agreement includes similar provisions, which are described in more detail below. These benefits are not offered to our other employees and are considered an element of our executive compensation program. See the section titled “Compensation Discussion and Analysis – Other Compensation Policies.”

For purposes of this section, the following definitions apply to each of the Named Executive Officers, except for Mr. Scullion:

•

A Change of Control shall be deemed to have occurred if the Company is consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets or shares of stock or otherwise (excluding (i) transactions solely for the purpose of reincorporating the Company in a different jurisdiction or recapitalizing or reclassifying the Company’s stock, or (ii) any merger or consolidation in which the shareholders of the Company immediately prior to such merger or consolidation continue to own at least a majority of the outstanding voting securities of the Company or the surviving entity after such merger of consolidation).

•

We have Cause to terminate a Named Executive Officer if he or she (i) is convicted of a felony, which adversely affects his or her ability to perform Company obligations or materially affects the business activities or goodwill of the Company, (ii) is wilfully disloyal, deliberately dishonest, or breaches his or her fiduciary duty, (iii) breaches the terms of his or her employment agreement, materially breaches any of the provisions of the confidentiality agreement or fails or refuses to carry out any material tasks or responsibilities for a period of more than thirty (30) days after receipt of written notice of the failure, or (iv) commits any act of fraud, embezzlement or deliberate disregard of a policy of the Company known to the executive officer or contained in a policy manual which results in material loss, damage or injury to the Company.

•

The Named Executive Officer is said to have Good Reason to resign from his or her employment if such resignation occurs within three months of: (i) a material diminution in the Named Executive Officer’s responsibilities (provided that such diminution is not in connection with the termination of his or her employment for Cause), (ii) a change in the Named Executive Officer’s principal work location by more than 50 miles from the Company’s principal offices, or (iii) a reduction by the Company of the Named Executive Officer’s base salary, unless such reduction is pursuant to a general reduction in the salaries of our executive officers. In addition, the definition of Good Reason for Mr. Sulat includes resignation within three months after he no longer reports to the Company’s Board of Directors or ceases to be a member of the Board of Directors (other than as a result of any act or circumstance relating to Mr. Sulat’s inability, failure or refusal to serve as a member of the Board of Directors).

Our Named Executive Officers’ employment agreements provide that if at any time during the course of their employment or during the 12-month benefit continuation period following their termination of employment with the Company, the Named Executive Officer materially breaches the terms of his or her employment agreement or confidentiality agreement with us, then we have the right to terminate any and all termination benefits outlined in the executive compensation program.

The following table sets forth our termination payment obligations under our executive compensation program to each of the Named Executive Officers, and assumes that his or her termination or resignation took place on December 29, 2006, the last business day of our most recent fiscal year. In addition, if a Named Executive Officer is terminated for Cause, resigns without Good Reason or ceases to be employed by the Company upon such individual’s death or disability, such Named Executive Officer is entitled to his or her unpaid base salary through the date of termination, accrued but unpaid vacation days and reimbursement of expenses.

Named Executive Officer and Type of Payment	Termination Without Cause	Resignation For Good Reason*	Termination Without Cause or Resignation For Good Reason as a result of a Change of Control
James R. Sulat President & Chief Executive Officer (Principal Executive Officer)
Base salary in effect at termination (1)	$395,000	$395,000	$395,000
Bonus payment (2)	$0	$0	$0
Continued group medical and dental benefits (3)	$15,008	$15,008	$15,008
Partial accelerated vesting (4)	$18,047	$18,047	—
Full accelerated vesting (5)	—	—	$72,188
Total	$428,055	$428,055	$482,196

Joseph M. Donabauer Vice President and Controller (Principal Financial Officer)
Base salary in effect at termination (1)	$189,000	$0	$189,000
Continued group medical and dental benefits (3)	$15,008	$0	$15,008
Full accelerated vesting (5)	—	$0	$825
Total	$204,008	$0	$204,833

Jzaneen Lalani General Counsel and Corporate Secretary
Base salary in effect at termination (1)	$264,000	$0	$264,000
Continued group medical and dental benefits (3)	$14,269	$0	$14,269
Full accelerated vesting (5)	—	$0	$2,688
Total	$278,269	$0	$280,957

David A. Lowe, Ph.D. Chief Scientific Officer
Base salary in effect at termination (1)	$355,000	$0	$355,000
Continued group medical and dental benefits (3)	$10,773	$0	$10,773
Full accelerated vesting (5)	—	$0	$4,513
Total	$365,773	$0	$370,286

Stephen R. Murray, M.D., Ph.D. Vice President, Clinical Affairs
Base salary in effect at termination (1)	$275,000	$0	$275,000
Continued group medical and dental benefits (3)	$4,950	$0	$4,950
Full accelerated vesting (5)	—	$0	$24,500
Total	$279,950	$0	$304,450

*	Mr. Sulat is the only Named Executive Officer entitled to payments and benefits if he resigns for Good Reason and such resignation is not within three months preceding or 18 months following the date of a Change of Control.

(1)	Base salary payments, less applicable deductions, are to be made at the semi-monthly pay rate then in effect, over the course of the 12-month period following termination or resignation. In addition, the Named Executive Officer would be entitled to his or her unpaid base salary through the date of termination, accrued but unpaid vacation days and reimbursements.

(2)	Mr. Sulat is the only Named Executive Officer entitled to receive a bonus payment equal to the average of his annual bonuses for the previous three calendar years (or such shorter period if he has not been employed for three calendar years), paid in 12 equal monthly installments, less applicable deductions. Assuming Mr. Sulat’s termination or resignation occurred on December 29, 2006, and given that he had not received a bonus payment prior to this date, the Company would not have an obligation to make a bonus payment to Mr. Sulat.

(3)	The Company is obligated to continue paying its portion of medical and dental coverage benefits to each Named Executive Officer and his or her covered dependents for the 12-month period following termination without Cause or resignation for Good Reason. This period counts towards the benefit continuation period required by applicable law. At the conclusion of the benefit continuation period, any further medical and dental benefits will be at the executive officer’s own expense. Notwithstanding the foregoing, the Company’s payments for the executive officer’s medical and dental coverage will be terminated in the event that the executive officer has obtained such coverage through an alternate source before the end of the 12-month period following the qualifying termination or resignation. The numbers included in the table represent the estimated lump sum present value of the Company’s payment obligation with respect to continued medical and dental coverage for each of the executive officers named in the table, calculated in accordance with generally accepted accounting principles for financial reporting purposes and assuming termination or resignation occurred on December 29, 2006 and a benefit continuation period of 12 months.

(4)	Mr. Sulat is the only Named Executive Officer eligible to receive partial accelerated vesting of his stock options. If Mr. Sulat’s employment is terminated by the Company without Cause or if he resigns for Good Reason, he will be entitled to accelerated vesting of 25% of his unvested stock options as of the date of such termination or resignation. The number included in the table represents the value of the accelerated vesting of stock options (calculated based on the excess of the closing market price of our common stock on December 29, 2006, over the exercise prices of such options).

(5)	If a Named Executive Officer’s employment is terminated without Cause or the Named Executive Officer resigns for Good Reason three months prior to or within 18 months of a Change of Control, such Named Executive Officer is entitled to full accelerated vesting of his or her stock options. The numbers included in the table represent the value of the accelerated vesting of stock options (calculated based on the excess of the closing market price of our common stock on December 29, 2006, over the exercise prices of such options).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of May 30, 2007 by (1) each of our directors, (2) each of our Named Executive Officers, (3) all of our directors and executive officers as a group, and (4) each person (or group of affiliated persons) known by us to be the beneficial owner of more than 5% of our common stock.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. This information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of stock options and warrants held by the respective person or group, which may be exercised or converted within 60 days of May 30, 2007. For purposes of calculating each person’s or group’s percentage ownership, stock options and warrants exercisable within 60 days of May 30, 2007 are included for that person or group, but the stock options or warrants held by any other person or group are not included. Percentage of beneficial ownership is based on 71,857,575 shares of common stock outstanding as of May 30, 2007.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person’s spouse. Unless otherwise noted below, the address of each person listed on the table is c/o Memory Pharmaceuticals Corp., 100 Philips Parkway, Montvale, New Jersey 07645.

Name of Beneficial Owner	Shares Beneficially Owned*
	Number Of Shares	Percent (%)
Directors
Anthony B. Evnin, Ph.D. (1)	3,856,446	5.34
Jonathan J. Fleming (2)	6,138,701	8.41
Walter Gilbert, Ph.D. (3)	254,385	*
Vaughn Kailian (4) (17)	14,238,773	19.82
Robert I. Kriebel (5)	43,400	*
David A. Lowe, Ph.D. (6)	390,213	*
Michael E. Meyers, M.P.H. (7)	97,432	*
James R. Sulat (8)	838,140	1.16
Peter F. Young (9)	38,325	*

Named Executive Officers
Joseph M. Donabauer (10)	78,777	*
Jzaneen Lalani (11)	131,718	*
Stephen R. Murray, M.D., Ph.D. (12)	72,490	*
Tony Scullion (13)	766,044	1.06
All current directors and executive officers as a group (13 persons) (14)	26,245,040	35.08

Five Percent Stockholders
Aletheia Research and Management, Inc. (15)	3,779,151	5.26
Great Point Entities (16)	13,766,475	19.16
MPM Entities (17)	14,238,773	19.82

*	Represents less than 1%.

(1)

Includes 293,739 shares of common stock issued to Anthony B. Evnin, Ph.D., 40,000 shares of common stock issuable to Dr. Evnin upon the exercise of options vested as of 60 days following May 30, 2007 and warrants to purchase 64,473 shares of common stock. Also includes 1,308,275 shares and warrants to purchase 113,289 shares of common stock owned by Venrock Associates (“Venrock”), 1,859,411 shares and warrants to purchase 163,026 shares of common stock owned by Venrock Associates II, L.P. (“Venrock II”), and 14,233 shares of our common stock owned by Venrock Entrepreneurs Fund, L.P. (“Entrepreneurs

Fund,” and, together with Venrock and Venrock II, the “Venrock Entities”). Dr. Evnin is a general partner of Venrock and Venrock II. Dr. Evnin is also a member of the General Partner of Entrepreneurs Fund. Dr. Evnin may be deemed to beneficially own the shares owned by the Venrock Entities; however, Dr. Evnin disclaims beneficial ownership of these shares, except to the extent of his proportionate pecuniary interest therein.

(2)	Includes 40,000 shares of common stock issuable to Jonathan J. Fleming upon the exercise of options vested as of 60 days following May 30, 2007. Also includes 357,715 shares of common stock held by Oxford Bioscience Partners II L.P. (“OBP II”), 267,844 shares of common stock held by Oxford Bioscience Partners (Bermuda) II Limited Partnership (“OBP Bermuda II”), 100,306 shares of common stock held by Oxford Bioscience Partners (Adjunct) II L.P. (“OBP Adjunct II”), 352,679 shares of common stock held by Oxford Bioscience Partners (GS-Adjunct) II L.P. (“OBP GS-Adjunct II”), and 1,283,317 shares of common stock and warrants to purchase 184,210 shares of common stock held by Oxford Bioscience Partners II (Annex) L.P. (“OBP Annex II”). OBP Management II L.P. (“OBP Management II”) is the general partner of OBP II, OBP Adjunct II, OBP GS-Adjunct II and OBP Annex II) and OBP Management (Bermuda) II Limited Partnership (“OBP Management Bermuda II”) is the general partner of OBP Bermuda II. Mr. Fleming is a general partner of both OBP Management II and OBP Management Bermuda II. Therefore Mr. Fleming may be deemed to beneficially own the shares held by OBP II, OBP Adjunct II, OBP GS-Adjunct II, OBP Annex II and OBP Bermuda II; however, he disclaims beneficial ownership of these shares, except to the extent of his proportionate pecuniary interest therein.

Also includes 2,605,437 shares of common stock and warrants to purchase 911,902 shares of common stock held by Oxford Bioscience Partners IV L.P. (“Oxford IV”) and 26,142 shares of common stock and warrants to purchase 9,149 shares of common stock held by mRNA Fund II L.P. (“mRNA II”). OBP Management IV L.P. (“OBP IV”) is the sole general partner of Oxford IV and mRNA II. Mr. Fleming is a general partner of OBP IV and may be deemed to own beneficially the shares held by OBP IV, Oxford IV and mRNA II; however, he disclaims beneficial ownership of these shares, except to the extent of his proportionate pecuniary interest therein.

(3)	Includes 50,000 shares of common stock issuable to Walter Gilbert, Ph.D. upon the exercise of options vested as of 60 days following May 30, 2007. Also includes 66,666 shares of common stock issued to Dr. Gilbert, 66,666 shares of common stock issued to Celia Gilbert, the wife of Dr. Gilbert and 52,632 shares of common stock and warrants to purchase 18,421 shares of common stock issued to a charitable remainder trust of which Dr. Gilbert and his spouse are the trustees and the beneficiaries.

(4)	Consists of shares held by the MPM Entities, of which Vaughn Kailian is an affiliate. See footnote 17.

(5)	Includes 5,000 shares of common stock issued to Robert I. Kriebel, 36,650 shares of common stock issuable to Mr. Kriebel upon the exercise of options vested as of 60 days following May 30, 2007 and warrants to purchase 1,750 shares of common stock.

(6)	Includes 26,316 shares of common stock issued to David A. Lowe, Ph.D., 390,213 shares of common stock issuable to Dr. Lowe upon the exercise of options vested as of 60 days following May 30, 2007 and warrants to purchase 9,210 shares of common stock.

(7)	Includes 48,222 shares of common stock issued to Michael E. Meyers, M.P.H., 40,000 shares of common stock issuable to Mr. Meyers upon the exercise of options vested as of 60 days following May 30, 2007 and warrants to purchase 9,210 shares of common stock.

(8)	Includes 7,017 shares of common stock issued to James R. Sulat, 498,437 shares of common stock issuable to Mr. Sulat upon the exercise of options vested as of 60 days following May 30, 2007, and 277,423 shares of common stock and warrants to purchase 55,263 shares of common stock issued to a revocable trust of which Mr. Sulat and his spouse are the trustees and the members of Mr. Sulat’s immediate family are the beneficiaries.

(9)	Represents shares of common stock issuable to Peter F. Young upon the exercise of options vested as of 60 days following May 30, 2007.

(10)	Includes 7,998 shares of common stock issued to Joseph M. Donabauer and 70,779 shares of common stock issuable to Mr. Donabauer upon the exercise of options vested as of 60 days following May 30, 2007.

(11)	Includes 8,593 shares of common stock issued to Jzaneen Lalani and 123,125 shares of common stock issuable to Ms. Lalani upon the exercise of options vested as of 60 days following May 30, 2007.

(12)	Includes 2,490 shares of common stock issued to Stephen R. Murray, M.D., Ph.D., and 70,000 shares of common stock issuable to Dr. Murray upon the exercise of options vested as of 60 days following May 30, 2007.

(13)	Includes 363,030 shares of common stock issued to Tony Scullion, 389,199 shares of common stock issuable to Tony Scullion upon the exercise of options vested as of 60 days following May 30, 2007 and warrants to purchase 13,815 shares of common stock.

(14)	Includes: Messrs. Fleming, Kailian, Kriebel, Meyers, Smith, Sulat, Young and Donabauer, and Drs. Evnin, Gilbert, Lowe and Murray, and Ms. Lalani.

(15)	Based on information contained in a Schedule 13G filed with the SEC on February 1, 2007, the principal business address for Aletheia Research and Management, Inc. is 100 Wilshire Boulevard, Suite 1960, Santa Monica, CA 90401.

(16)

Includes 7,433,896 shares held by Biomedical Value Fund, L.P. (“BMVF”) and 6,332,579 shares held by Biomedical Offshore Value Fund, Ltd. (“BOVF,” and, together with BMVF, the “Great Point Entities”). Great Point Partners, LLC (“Great Point”) is the investment manager of BMVF and BOVF and by virtue of such status may be deemed to be the beneficial owner of the shares held by BMVF and BOVF. Dr. Jeffrey R. Jay, as senior managing member of Great Point, has shared voting and investment power with respect to these shares. Great Point and Dr. Jay disclaim beneficial ownership of the shares of common stock held by BMVF and BOVF, except to the extent of any pecuniary interest. On November 10, 2006, BMVF and BOVF each exercised, on a cashless basis, all of their respective warrants issued in our 2006 Private Placement and, in exchange therefor, BMVF was issued an additional 809,581 shares of our common stock and BOVF was issued an additional 689,643 shares of our common stock. The principal business address for Great Point is 165 Mason Street, 3rd Floor, Greenwich, CT 06830.

(17)

Includes 13,346,691 shares held by MPM BioVentures IV-QP, L.P. (“BVIV QP”), 377,889 shares held by MPM Asset Management Investors BV4 LLC (“AM BV4”) and 514,193 shares held by MPM BioVentures IV GmbH & Co. Beteiligungs KG (“BVIV GmbH,” and, collectively with BVIV QP and AM BV4, the “MPM Entities”). The Registrant has been advised that MPM BioVentures IV, GP LLC and MPM BioVentures IV LLC are the direct and indirect general partners of BVIV QP, AM BV4 and BV IV GmbH. Vaughn Kailian, Ansbert Gadicke, Luke Evnin, Steven St. Peter, William Greene, James Paul Scopa, John Vander Vort and Ashley Dombkowski are members of the general partner of BVIV QP and BVIV GmbH and members of AM BV4. Each member of the group disclaims beneficial ownership of the securities except to the extent of his or her proportionate pecuniary interest therein. Mr. Kailian was appointed as a member of our Board of Directors in October 2006 in connection with the 2006 Private Placement. The principal business address for BVIV QP, AM BV4 and BVIV GmbH is The John Hancock Tower, 200 Clarendon Street, 54th Floor, Boston, MA 02116.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of beneficial ownership of common stock (Forms 3, 4, and 5) with the SEC. Officers, directors, and greater than 10% stockholders are required to furnish us with copies of all such forms that they file.

To our knowledge, based solely on our review of the copies of such reports and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that Mr. Kailian and MPM BioVentures IV LP each filed one late Form 4 for one transaction occurring in December 2006. Both Mr. Kailian’s and MPM BioVentures IV LP’s Form 4s were subsequently filed in January 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as set forth below, during the last fiscal year, there has not been any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors or executive officers, any holder of more than 5% of any class of our voting securities or any member of the immediate family of any of these persons had or will have a direct or indirect material interest.

On October 16, 2006, we closed the first tranche of our 2006 Private Placement, in which we issued 23,245,724 shares of our common stock at a price of $1.11 per share, and warrants to purchase an aggregate of 7,058,042 shares of common stock, at a purchase price of $0.125 per underlying share of common stock. On December 18, 2006, we closed the second tranche of our 2006 Private Placement, in which we issued an additional 4,986,478 shares of our common stock, at a price of $1.11 per share. On February 15, 2007, we exercised our right to require the exercise of the warrants issued in the 2006 Private Placement pursuant to a provision contained in the warrants that permitted us to accelerate their exercise period if the closing price of our common stock was above $3.00 for 30 consecutive trading days. Unless otherwise noted, the warrants listed in the table below were exercised on a cash basis at an exercise price per share of $1.33.

In connection with the 2006 Private Placement, we were required to file a registration statement with the SEC and are required to maintain its effectiveness through December 18, 2009, or, if earlier, until all registered shares of common stock may be sold under Rule 144(k). We will be required to pay certain cash penalties if we do not meet these registration obligations in connection with the 2006 Private Placement.

The table below sets forth the directors, 5% stockholders and affiliates of our directors that participated in the 2006 Private Placement. Information about each participant’s holdings is set forth in the footnotes to the table in Item 12 of this Amendment to our Annual Report on Form 10-K.

	Number of Shares Purchased	Warrants to Purchase Common Stock
Directors
Anthony B. Evnin, Ph.D. (1)	963,855	240,962
Vaughn Kailian (2)	11,391,019	2,847,754
Michael E. Meyers M.P.H.	17,525	4,381

5% Stockholder
Venrock Entities (3)	876,232	219,057
MPM Entities (2)	11,391,019	2,847,754
Great Point Entities (4)	12,267,251	3,066,811

Other Affiliates
Keyes/Sulat Revocable Trust (5)	87,623	21,905

(1)	Includes 87,623 shares of common stock and warrants to purchase 21,905 shares of common stock purchased by Dr. Evnin in the 2006 Private Placement. Also includes shares of common stock and warrants to purchase common stock purchased by the Venrock Entities in the 2006 Private Placement. See also footnote 3.

(2)

MPM BioVentures IV, GP LLC and MPM BioVentures IV LLC are the direct and indirect general partners of MPM BioVentures IV, L.P. (“BVIV”), MPM BioVentures IV-QP, L.P. (“BVIV QP”) and MPM Asset Management Investors BV4 LLC (“AM BV4”). Vaughn Kailian, is a member of the general partner of BVIV, BVIV QP and a member of AM BV4. Mr. Kailian was appointed to our Board of Directors in

October 2006 in connection with the closing of the first tranche of the 2006 Private Placement. In connection with the 2006 Private Placement, BVIV purchased 226,783 shares and warrants to purchase 56,695 shares of common stock, BVIV QP purchased 10,794,902 shares of common stock and warrants to purchase 2,698,726 shares of common stock, and AM BV4 purchased 369,334 shares of common stock and warrants to purchase 92,333 shares of common stock. Effective December 31, 2006, BVIV was dissolved and, in connection with the dissolution, BVIV transferred to BVIV QP 226,783 shares of common stock and warrants to purchase 56,695 shares that it had acquired in the 2006 Private Placement. Effective February 28, 2007, BVIV QP and AM BV4 each reallocated certain of the shares of our common stock purchased in the 2006 Private Placement to MPM BioVentures IV GmbH & Co. Beteiligungs KG on a pro-rata basis.

(3)	Anthony B. Evnin, Ph.D., a member of our Board of Directors, is a general partner of each of Venrock Associates (“Venrock”) and Venrock Associates II, L.P (“Venrock II”). Dr. Evnin is also a member of the General Partner of Venrock Entrepreneurs Fund, L.P. (“Entrepreneurs Fund,” and, together with Venrock and Venrock II, the “Venrock Entities”). In the 2006 Private Placement, Venrock purchased 359,255 shares of common stock and warrants to purchase 89,813 shares of common stock, and Venrock II purchased 516,977 shares of common stock and warrants to purchase 129,244 shares of common stock. The Venrock Entities collectively held more than 5% of our common stock prior to the 2006 Private Placement.

(4)	Great Point Partners, LLC (“Great Point”) is the investment manager of Biomedical Value Fund, L.P. (“BMVF”) and Biomedical Offshore Value Fund, Ltd. (“BOVF,” and together with BMVF, the “Great Point Entities”), and by virtue of such status may be deemed to be the beneficial owner of the shares held by BMVF and BOVF. In the 2006 Private Placement, BMVF purchased 6,624,315 shares of common stock and warrants to purchase 1,656,078 shares of common stock, and BOVF purchased 5,642,936 shares of common stock and warrants to purchase 1,410,733 shares of common stock. In November 2006, BMVF and BOVF each exercised, on a cashless basis, all of their respective warrants issued in the 2006 Private Placement and, in exchange therefor, BMVF was issued an additional 809,581 shares of our common stock and BOVF was issued an additional 689,643 shares of our common stock.

(5)	Mr. Sulat, our President and Chief Executive Officer, and his spouse are the Trustees of the Keyes/Sulat Revocable Trust and the members of Mr. Sulat’s immediate family are the beneficiaries of the Trust.

Policy Regarding Review and Approval of Related Party Transactions

Our Board of Directors has not adopted any written policies or procedures governing the review, approval or ratification of related party transactions. As a matter of practice, however, our Board of Directors reviews, approves or ratifies, when necessary, all transactions with related parties. The Board of Directors’ practice is to evaluate whether a related party (including a director, officer, employee, or other significant stockholder) will have a direct or indirect interest in a transaction in which the Company may be a party. Where the Board determines that such proposed transaction involves a related party, the Board of Directors reviews any and all information it deems necessary and appropriate to evaluate the fairness of the transaction to the Company and its stockholders (other than the interested related party to such transaction), and may consider, among other things, the following factors: the related party’s relationship to the Company and direct or indirect interest in the transaction, both objective (for example, the dollar amount of the related party’s interest) and subjective (for example, any personal benefit not capable of quantification); whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances; if applicable, the availability of other sources of comparable products or services; the benefits to the Company of the proposed interested transaction; and the impact on a director’s independence in the event the related party is a director, an “associated person” of a director or an entity in which a director is a partner, member, stockholder or officer. Following such review, the related party transaction is subject to final approval of the Board as a whole. In addition, our Audit Committee reviews, at each of its regularly scheduled quarterly meetings, whether the Company has entered into any transactions which could be deemed to be a transaction with a related party.

PROPOSAL TWO: APPROVAL OF AN AMENDMENT TO THE AMENDED AND

RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL

NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

On April 12, 2007, our Board approved an amendment to our Amended and Restated Certificate of Incorporation (the “Amendment”) and recommended that such Amendment be submitted to our stockholders for approval. The proposed Amendment, if authorized, would increase the aggregate number of shares of common stock that our Board will be authorized to issue without further stockholder approval.

The proposed Amendment to Paragraph FOURTH of our Certificate of Incorporation, if approved by the Stockholders, will increase the number of authorized shares of all classes of our stock from 105,000,000 to 180,000,000 shares, consisting of (i) 175,000,000 shares of common stock, par value $0.001 per share and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share. We are not proposing any change to the authorized number of shares of preferred stock.

The Amended and Restated Certificate of Incorporation of the Company currently authorizes the issuance of 105,000,000 shares, of which 100,000,000 shares are authorized to be issued as common stock and 5,000,000 shares are authorized to be issued as Preferred Stock. As of May 30, 2007, there were approximately 71,857,575 shares of common stock outstanding. In addition, 7,862,916 shares of common stock have been reserved for issuance under our 2004 Plan, 144,602 shares of common stock have been reserved for issuance under our Amended and Restated 2004 Employee Stock Purchase Plan, and a total of 6,419,248 shares have been reserved for issuance in connection with outstanding warrants to purchase shares of our common stock. As a result, as of May 30, 2007, we had available for issuance 13,715,659 shares of common stock. Except for the above-mentioned shares reserved for issuance, we do not have any present plan, understanding, arrangement, commitment or agreement regarding the issuance of our common stock after the proposed increase in our authorized shares.

If the Amendment is approved, the additional 75,000,000 shares of common stock will be available for issuance from time to time as may be deemed advisable or required for various purposes. We anticipate that we will continue to seek additional funding to support our research and development activities. The Board believes that it is advantageous for us to be able to act promptly with respect to investment opportunities and that the proposed increase in the number of authorized shares of common stock is desirable in order to have the additional shares available, as needed, for possible future financing transactions, or for the purposes of attracting and retaining employees through the issuance of additional securities under the Company’s stock option plan or other general corporate purposes that are determined by the Board to be in our best interests. Having such additional authorized shares available for issuance in the future would give us greater flexibility and would enable us to issue shares of common stock, or other securities exercisable, exchangeable or convertible into common stock, without the expense and delay of a stockholders’ meeting, except as may be required by applicable law or regulations. Our Board will determine the terms of any issuance of the additional shares of common stock.

The additional 75,000,000 shares will be a part of the existing class of common stock and, if and when issued, will have the same rights and privileges as the shares of common stock presently issued and outstanding. Accordingly, the issuance of common stock in any manner, other than on a pro-rata basis to all existing stockholders, could have a dilutive effect on our current stockholders. Our stockholders have no preemptive rights to subscribe for additional shares of common stock when issued.

The existence of additional authorized but unissued shares of common stock could be used to make a change in control of the Company more difficult. For example, such shares could be sold to purchasers who might side with the Board in opposing a takeover bid that the Board determines not to be in the best interests of the Company and its stockholders. Such a sale could have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of common stock, to acquire control of the Company, since the issuance of new shares could be used to dilute the stock ownership of the acquirer. The Company is not aware of any pending or threatened efforts to obtain control of the Company and, as of the date of this Proxy Statement, the Company has no specific plans, arrangements or understandings with respect to the sale or issuance of these additional shares of common stock.

Approval of the proposed Amendment to increase the number of authorized shares of the Company’s common stock requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the 2007 Annual Meeting. Unless marked to the contrary, proxies received will be voted for approval of this proposed Amendment. If authorized by the requisite number of shares, the proposed Amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which will occur as soon as practicable after authorization. The proposed Certificate of Amendment is attached to this Proxy Statement as Exhibit A.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR Proposal Two.

PROPOSAL THREE: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of Appointment of KPMG LLP

On May 8, 2007, the Audit Committee appointed KPMG LLP (“KPMG”) to serve as our independent registered public accounting firm for the year ending December 31, 2007. The affirmative vote of a majority of the shares present in person or by proxy at the 2007 Annual Meeting is required to ratify the selection of KPMG.

In the event the stockholders fail to ratify the appointment, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and in the best interests of our stockholders.

Representatives of KPMG are expected to be present at the 2007 Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Fees billed to Memory Pharmaceuticals Corp. by KPMG LLP during Fiscal Years 2006 and 2005

In addition to retaining KPMG LLP (“KPMG”) to audit our financial statements, from time to time, we engage KPMG to perform other services. The following table sets forth the aggregate fees billed by KPMG in connection with the services rendered during the past two fiscal years. All fees set forth below were approved by the Audit Committee.

Type of Fee	2006	2005
Audit Fees (1)	$213,000	$152,000
Audit-Related Fees	3,500	23,000
Tax Fees (2)	11,800	15,000
All Other Fees	—	—
Total Fees for Services Provided	$228,300	$190,000

(1)	Audit fees represent fees for professional services rendered for the audit of our financial statements, review of interim financial statements and services normally provided by the independent auditor in connection with regulatory filings, including registration statements.

(2)	Represents fees for consultation on federal and state tax returns and for the preparation of such tax returns.

Pre-approval Policies and Procedures

The Audit Committee Charter provides that the Audit Committee must preapprove all services to be provided to the Company by KPMG.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR Proposal Three.

OTHER BUSINESS

As of the date of this Proxy Statement, we know of no other business that will be presented for consideration at the 2007 Annual Meeting other than the items referred to above. If any other matter is properly brought before the 2007 Annual Meeting for action by stockholders, the persons designated as proxies will vote all shares in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with their best judgment.

ADDITIONAL INFORMATION

Householding

The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address, although each stockholder will receive a separate proxy card. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker. If you would like to receive a separate copy of this year’s Proxy Statement or Annual Report, please contact our Investor Relations Department at 100 Philips Parkway, Montvale, New Jersey 07645, telephone: (201) 802-7249 and we will promptly deliver the Proxy Statement and/or Annual Report upon your request.

Electronic Delivery

In the future, instead of receiving copies of our Proxy Statement and Annual Report materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

Stockholders of Record:    If you vote on the Internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service by going directly to www.investordelivery.com and following the enrollment instructions. You will need the control number from your proxy card, which number may only be valid for a limited period of time following the 2007 Annual Meeting.

Beneficial Owners:    If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or other holder of record regarding the availability of this service.

Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders

Under the rules of the SEC, if a stockholder wants us to include a proposal in our Proxy Statement and form of Proxy for presentation at our 2008 Annual Meeting, the proposal must be received by us at our principal executive office at 100 Philips Parkway, Montvale, New Jersey, 07645 no later than February 9, 2008 and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Under our Amended and Restated Bylaws and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election to our Board or to introduce an item of business at an Annual Meeting of Stockholders.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2008 Annual Meeting, including nominations of director candidates, our Amended and Restated Bylaws require stockholders to give timely notice thereof in writing to our Corporate Secretary.

To be timely, a stockholder’s notice must be received in writing by our Corporate Secretary at our principal executive office no later than the date which is 90 calendar days prior to the anniversary date of the previous annual meeting of stockholders, nor earlier than the date which is 120 calendar days prior to such anniversary date.

Accordingly, to be considered at our 2008 Annual Meeting, such notice must be received between March 21, 2008 and April 20, 2008.

For proposals relating to nominations of persons for election to our Board, a stockholder’s notice to the Corporate Secretary must comply with the requirements contained in Section 1.10 of our Amended and Restated Bylaws, which requires the inclusion of such information about each prospective director nominee as would have been required to be included in a proxy solicitation pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, had the prospective director nominee been nominated by the Board. A stockholder’s proposal relating to a director nominee must be accompanied by the written consent of the proposed nominee to serve as director if elected. The Company may also require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director of the Company.

For proposals relating to any other business to be conducted at the 2008 Annual Meeting, a stockholder’s notice to the Corporate Secretary must comply with the requirements contained in Section 1.11 of our Amended and Restated Bylaws.

In the event that the date of our next annual meeting is changed by more than 20 days from the anniversary date of this year’s annual meeting, or in the case of an election of directors at a special meeting of stockholders, stockholders should refer to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and to the provisions of our Amended and Restated Bylaws for requirements as to timely notice of proposals.

Annual Report

A copy of our Annual Report on Form 10-K for the year ended December 31, 2006, as amended, is enclosed. We filed our Annual Report on Form 10-K with the SEC on March 31, 2007 and filed Amendment No. 1 to our Annual Report on Form 10-K with the SEC on April 30, 2007. Stockholders may obtain a copy of our Annual Report on Form 10-K, including the financial statements, and Amendment No. 1, without charge, by writing to our Corporate Secretary at our principal executive office located at 100 Philips Parkway, Montvale, New Jersey 07645. Our Annual Report on Form 10-K, Amendment No. 1 to our Annual Report on Form 10-K and the other filings that we make with the SEC can also be accessed on our website at www.memorypharma.com. We will also furnish any exhibit to our Annual Report on Form 10-K, as amended, if specifically requested.

Please complete, sign, date and return the accompanying proxy card or voting instruction card in the enclosed envelope, or cast your vote by telephone or Internet, whether or not you plan to attend the 2007 Annual Meeting.

By the Order of the Board of Directors,

Jzaneen Lalani

Corporate Secretary

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

MEMORY PHARMACEUTICALS CORP.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Memory Pharmaceuticals Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1.    That at a meeting of the Board of Directors of the Corporation, a resolution was duly adopted recommending an amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that the proposed amendment be considered at the next annual meeting of the stockholders of the Corporation.

2.    That the stockholders of the Corporation duly approved said proposed amendment at the Corporation’s 2007 annual meeting of stockholders duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware.

3.    That the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware:

RESOLVED:    That Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation, be and hereby is deleted in its entirety and replaced with the following:

FOURTH:    The total number of shares of all classes of stock which the Corporation shall have authority to issue is 180,000,000 shares, consisting of (i) 175,000,000 shares of Common Stock, $.001 par value per share (the “Common Stock”), and (ii) 5,000,000 shares of Preferred Stock, $.001 par value per share (the “Preferred Stock”).

IN WITNESS WHEREOF, the undersigned hereby declares and certifies that this is the act and deed of the Corporation and that the facts stated herein are true, this             day of July, 2007.

Memory Pharmaceuticals Corp.

By:
Name: James R. Sulat Title: President and Chief Executive Officer

A-1

EXHIBIT B

MEMORY PHARMACEUTICALS CORP.

Audit Committee Charter

Purpose

The purpose of the Audit Committee is to assist the Board of Directors in overseeing:

•	the Company’s accounting and financial reporting principles and policies and its internal controls and procedures

•	the Company’s financial statements and financial information to be provided to stockholders; and

•	the independence, qualifications and performance of the Company’s independent auditors and the independent audit.

Structure and Membership

Number.    The Audit Committee shall consist of at least three members of the Board of Directors.

Independence.    Except as otherwise permitted by the applicable rules of The Nasdaq Stock Market and Section 301 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder), each member of the Audit Committee shall be “independent” as defined by such rules and Act.

Financial Literacy.    Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. From and after the date of the Company’s first annual report filed with the SEC, unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

Chair.    Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote. The Chair of the Audit Committee must be independent as defined by Nasdaq rules.

Compensation.    The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive any consulting, advisory or other compensatory fee from the Company, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

Selection and Removal.    Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominations Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

Authority and Responsibilities

General.    The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. The Audit Committee shall further assist the Board of Directors in overseeing the compliance by the Company with legal and regulatory requirements relating to the foregoing. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors

Selection.    The Audit Committee shall be solely and directly responsible for appointing, evaluating and, when necessary, terminating the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

Independence.    The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the independent auditor.

Compensation.    The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor.

Oversight.    The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have direct responsibility for overseeing the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate but no less frequently than annually, obtain and review the reports required to be made by the independent auditor pursuant to Section 10A(k) of the Securities Exchange Act of 1934 regarding:

•	critical accounting policies and practices;

•

alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management, including without limitation any management letters and responses thereto.

Preapproval of Services.    The Audit Committee shall preapprove all services (audit and non-audit) to be provided to the Company by the independent auditor.

Review of Audited Financial Statements

Discussion of Audited Financial Statements.    The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380) requires discussion.

Recommendation to Board Regarding Financial Statements.    The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

Audit Committee Report.    The Audit Committee shall prepare an annual committee report, in accordance with applicable SEC rules, for inclusion in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Statements and Financial Disclosures

Independent Auditor Review of Interim Financial Statements.    The Audit Committee shall direct the independent auditor to perform all reviews of interim financial information and to discuss promptly with the

Audit Committee and the Chief/Principal Financial Officer any matters identified in connection with the independent auditor’s review of interim financial information which are required to be discussed by Statements on Auditing Standards Nos. 61, 90 and 100. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to file its Quarterly Report on Form 10-Q prior to completion of the independent auditor’s review of interim financial information.

Controls and Procedures

•	Oversight. The Audit Committee shall:

•	coordinate the Board of Directors’ oversight of the Company’s internal accounting controls, the Company’s disclosure controls and procedures, and the Company’s code of conduct;

•

review the significant accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations in accordance with generally accepted accounting principles;

•	review the financial, investment and risk management policies followed by the Company in operating its business activities; and

•	receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) and Rule 13a-14 of the Exchange Act.

Procedures for Complaints.    The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Related-Party Transactions.    The Audit Committee shall review all related party transactions on an ongoing basis, and unless pre-approved by the Board of Directors, all such transactions must be pre-approved by the Audit Committee. A “related party transaction” shall be a transaction required to be disclosed pursuant to SEC Regulation S-K, Item 404.

Additional Powers.    The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

Procedures and Administration

Meetings.    The Audit Committee shall meet at least four times each year. In addition, the Audit Committee will meet at any time that the independent auditor believes that communication to the Audit Committee is required. The Audit Committee shall meet at least once annually separately with (i) the independent auditor and (ii) the Company’s CEO, CFO, controller, and such other management as the Audit Committee requests. The Audit Committee may additionally meet with other employees of the Company as it deems appropriate. The Audit Committee shall keep minutes of its meetings.

Subcommittees.    The Audit Committee may form and delegate its authority to one or more subcommittees as it deems appropriate from time to time under the circumstances, each such subcommittee consisting of one or more members of the Audit Committee,. Any decision of a subcommittee to preapprove audit or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

Reports to Board.    The Audit Committee shall report regularly to the Board of Directors.

Charter.    At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

Independent Advisors.    The Audit Committee shall have the authority to engage and determine funding for such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities and powers. Such independent advisors may be the regular advisors to the Company.

Investigations.    The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

Funding.    The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of:

•	compensation of the independent auditor as established by the Audit Committee;

•	compensation of any independent legal, accounting and other advisors engaged by the Audit Committee; and

•	ordinary administrative expenses of the Audit Committee that are deemed necessary or appropriate by the Audit Committee to carry out its duties.

Annual Self-Evaluation.    At least annually, the Audit Committee shall evaluate its own performance.

100 PHILIPS PARKWAY MONTVALE, NJ 07645

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE -1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Memory Pharmaceuticals Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Memory Pharmaceuticals Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN HERE: ☒	MEMRY1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MEMORY PHARMACEUTICALS CORP.

Vote On Directors
1. To elect two Class III directors to serve until the 2010 Annual Meeting of Stockholders: Nominees:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
01) Jonathan J. Fleming
02) Walter Gilbert, Ph.D.	☐	☐	☐

Vote On Proposals	For	Against	Abstain

2. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock reserved for issuance thereunder by 75,000,000 shares.	☐	☐	☐

3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.	☐	☐	☐

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

NOTE:	Please complete, date and sign exactly as name(s) appear(s) on this proxy card and return the proxy card promptly using the enclosed envelope. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such, and affix corporate seal. If signer is a partnership, please sign in partnership name by authorized person.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Memory Pharmaceuticals Corp.

Annual Meeting of Stockholders

July 19, 2007

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of Memory Pharmaceuticals Corp. (the “Company”) hereby constitutes and appoints James R. Sulat and Jzaneen Lalani, and each of them, his or her true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey 07656 at 9:00 am, local time, on Thursday, July 19, 2007 or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of the Annual Meeting of Stockholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)